UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Alliance Data Systems Corporation

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ALLIANCE DATA SYSTEMS CORPORATION

17655 Waterview Parkway

Dallas, Texas 75252

(972) 348-5100

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2008

To the stockholders of Alliance Data Systems Corporation:

We will hold the 2008 annual meeting of our stockholders at our corporate headquarters, 17655 Waterview Parkway, Dallas, Texas 75252, on Monday, June 16, 2008 at 2:00 p.m. (local time), for the following purposes:

(1)	the re-election of three class II directors;

(2)	the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2008; and

(3)	the transaction of such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Stockholders of record as of April 17, 2008 are the only stockholders entitled to vote at the meeting and any adjournments or postponements thereof. You are cordially invited to attend the meeting, but whether or not you expect to attend in person, we urge you to grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. You may still vote in person if you attend the meeting, even if you have given your proxy. Please note, however, that if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name.

Pursuant to new rules promulgated by the SEC, we are providing access to our proxy materials, including this proxy statement and our annual report on Form 10-K, for the year ended December 31, 2007, over the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive a notice will receive a paper copy of our proxy materials by mail. We believe that this new process will reduce the environmental impact and lower the costs of printing and distributing our proxy materials.

By Order of the Board of Directors

Alan M. Utay

Corporate Secretary

April 24, 2008

Dallas, Texas

ALLIANCE DATA SYSTEMS CORPORATION

17655 Waterview Parkway

Dallas, Texas 75252

PROXY STATEMENT

2008 Annual Meeting of Stockholders

To be Held on June 16, 2008

The board of directors of Alliance Data Systems Corporation is soliciting your proxy to vote at the 2008 annual meeting of stockholders to be held on June 16, 2008 at 2:00 p.m. (local time) and any adjournments or postponements of that meeting. The meeting will be held at our corporate headquarters, 17655 Waterview Parkway, Dallas, Texas 75252.

The Notice of Internet Availability of Proxy Materials and this proxy statement and the accompanying proxy card, notice of meeting, and annual report on Form 10-K for the year ended December 31, 2007 were first mailed on or about April 24, 2008 to all stockholders of record as of April 17, 2008. Our only voting securities are shares of our common stock of which there were 79,167,845 shares outstanding as of April 17, 2008. We will have a list of stockholders available for inspection for at least ten days prior to the annual meeting at our principal executive offices at 17655 Waterview Parkway, Dallas, Texas 75252 and at the annual meeting.

Questions and Answers about the Proxy Process

Why did I receive a Notice of Internet Availability of Proxy Materials this year instead of a paper copy of the proxy materials?

This year, pursuant to new rules promulgated by the SEC, we are providing access to our proxy materials over the Internet. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

Why didn’t I receive a Notice of Internet Availability of Proxy Materials?

We are providing those of our stockholders that have previously requested a paper copy of our proxy materials with paper copies of our proxy materials instead of a Notice of Internet Availability of Proxy Materials.

How can I access the proxy materials over the Internet?

Your Notice of Internet Availability of Proxy Materials or proxy card will contain instructions on how to view our proxy materials for the annual meeting on the Internet. Our proxy materials are also available on our company website at http://www.alliancedata.com.

What is the purpose of holding this meeting?

We are holding the 2008 annual meeting of stockholders to re-elect three class II directors and to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008. The director nominees, currently serving as class II directors, have been recommended by our nominating/corporate governance committee to our board of directors, and our board of directors has nominated the three nominees. The board of directors also recommends approval by our stockholders of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008. If any other matters requiring a stockholder vote properly come before the meeting, those stockholders present at the meeting and the proxies who have been appointed by our stockholders will vote as they think appropriate.

How does the proxy process and stockholder voting operate?

The proxy process is the means by which corporate stockholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. The notice of meeting and this proxy statement provide notice of a scheduled stockholder meeting, describe the directors presented for re-election, include information regarding the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008 and include other information required to be disclosed to stockholders. Stockholders may vote by telephone or through the Internet, or by returning a proxy card, without having to attend the stockholder meeting in person.

By executing a proxy, you authorize Edward J. Heffernan and Michael D. Kubic, and each of them, to act as your proxies to vote your shares in the manner that you specify. The proxy voting mechanism is vitally important to us. In order for us to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares of common stock as of the record date entitled to vote) must be represented at the meeting in person or by proxy. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the stockholder vote. It is important that you attend the meeting in person or grant a proxy to vote your shares to assure a quorum is present so corporate business can be transacted. If a quorum is not present, we must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of our company or its stockholders.

Why did I receive these materials?

All of our stockholders as of the close of business on April 17, 2008, the record date, are entitled to vote at our 2008 annual meeting. We are required by law to distribute the Notice of Internet Availability of Proxy Materials or a full set of proxy materials to all of our stockholders as of the record date.

What does it mean if I receive more than one set of materials?

This means your ownership of shares is registered under different names. For example, you may own some shares directly as a “registered holder” and other shares through a broker in “street name,” or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. It is necessary for you either to attend in person (please note, however, that if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name), follow the instructions to vote your shares by telephone or through the Internet provided in the Notice of Internet Availability of Proxy Materials or return a signed, dated and marked proxy card if you received a paper copy of the proxy card. If you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

If I own my shares through a broker, how is my vote recorded?

Brokers typically own shares of common stock for many stockholders who are referred to as “beneficial owners.” In this situation the “registered holder” on our stock register is the broker or its nominee. This often is referred to as holding shares in “street name.” The beneficial owners do not appear in our stockholder register. Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform us how many of their clients are beneficial owners and we provide the broker with the appropriate number and type of proxy materials. Each broker then forwards the appropriate proxy materials to its clients who are beneficial owners to obtain their votes. When you receive proxy materials from your broker, instructions will be included to submit your voting instructions to your broker. Shortly before the meeting, each broker totals the votes and submits a proxy reflecting the aggregate votes of the beneficial owners for whom it holds shares.

How do I vote?

You may attend the annual meeting and vote your shares in person. Please note, however, that if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name.

You may also grant your proxy to vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials, or by returning a signed, dated and marked proxy card if you received a paper copy of the proxy card. To grant your proxy to vote by mail, sign and date each proxy card you receive, indicating your voting preference on each proposal, and return each proxy card in the prepaid envelope that accompanied that proxy card. If you return a signed and dated proxy card but you do not indicate your voting preference, your shares, except for those shares you own in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, will be voted in favor of the director nominees and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008. If you are a registered holder or hold your shares in street name, votes submitted by Internet or telephone must be received by 11:59 p.m. eastern daylight time on June 15, 2008. For shares you own in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your proxy card or voting instructions must be received by June 12, 2008. For all other shares that you own, your voting instructions must be received in time for the annual meeting. All outstanding shares of common stock for which you have provided instructions that are received by the applicable deadline will be voted.

Does my vote matter?

Yes. Corporations are required to obtain stockholder approval for the election of directors and certain other important matters. Stockholder participation is not a mere formality. Each share of our common stock held on the record date is entitled to one vote, and every share voted has the same weight. It is also important that you vote to assure that a quorum is present so corporate business can be transacted.

What constitutes a quorum?

Unless a quorum is present at the annual meeting, no action may be taken at the meeting except the adjournment thereof until a later time. The presence at the annual meeting, in person or by proxy, of stockholders holding a majority of our issued and outstanding shares of common stock as of the record date will constitute a quorum for the transaction of business at the 2008 annual meeting. Shares that are represented at the annual meeting but abstain from voting on any or all matters and “broker non-votes” (shares held by brokers or nominees for which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote) will be counted as shares present and entitled to vote in determining whether a quorum is present at the annual meeting. If you own shares in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your shares will not be represented at the meeting for quorum purposes and the trustee cannot vote those shares if you do not provide a proxy with explicit directions to the trustee. The inspector of election appointed for the annual meeting will determine the number of shares of our common stock present at the meeting, determine the validity of proxies and ballots, determine whether a quorum is present, and count all votes and ballots.

What percentage of votes is required to re-elect directors and to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the company for 2008?

If a quorum is present, directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that the three nominees will be re-elected if they receive more affirmative votes than any other nominee for the same position. Votes marked “For” a nominee will be counted in favor of that nominee. Votes “Withheld” from a nominee have no effect on the vote since a plurality of the votes cast at the annual meeting is required for the re-election of each nominee. Stockholders may not abstain from voting with respect to the election of directors. Stockholders may not cumulate their votes with respect to the election of directors.

If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are in favor of Proposal Two, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008 will be ratified. Votes marked “For” Proposal Two will be counted in favor of ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008. An “Abstention” with respect to Proposal Two will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “Abstention” will have the effect of a vote “Against” Proposal Two.

What is the effect of not voting?

The effect of not voting depends on how you own your shares. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is present, your unvoted shares will not affect whether a proposal is approved or rejected. If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, if you do not provide your broker with voting instructions, your broker may or may not vote your shares, depending upon the proposal. If you own shares in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirements, or affect whether a proposal is approved or rejected.

If I do not vote, will my broker vote for me?

If you own your shares through a broker and you do not vote, your broker may vote your shares in its discretion on some “routine matters.” However, with respect to other proposals, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as broker non-votes. Broker non-vote shares are counted toward the quorum requirement. Proposals One and Two set forth in this proxy statement are routine matters on which brokers will be permitted to vote unvoted shares.

Is my vote confidential?

It is our policy that all stockholder meeting proxies, ballots and voting records that identify the particular vote of a stockholder are confidential. The vote of any stockholder will not be revealed to anyone other than an inspector of election or a non-employee tabulator of votes, except: (1) as necessary to meet applicable legal and stock exchange listing requirements; (2) to assert claims for or defend claims against us; (3) to allow the inspector of election to certify the results of the stockholder vote; (4) in the event of a contested proxy solicitation; or (5) if a stockholder has requested that their vote be disclosed.

Can I revoke my proxy and change my vote?

You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered holder, your proxy can be revoked in several ways: (1) by timely delivery of a written revocation delivered to Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252; (2) by submitting another valid proxy bearing a later date; or (3) by attending the meeting in person and giving the inspector of election notice that you intend to vote your shares in person. However, if your shares are held in street name by a broker, you must contact your broker in order to revoke your proxy.

Will any other business be transacted at the meeting? If so, how will my proxy be voted?

We do not know of any business to be transacted at the 2008 annual meeting other than the re-election of directors and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008, as described in this proxy statement. The period specified in our bylaws for submitting proposals to be considered at the meeting has passed and no proposals were submitted. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the proxies will be voted by the proxies in accordance with their judgment.

Who counts the votes?

If you are a registered holder, your voting instructions provided by mail, telephone or through the Internet will be returned or delivered directly to Computershare for tabulation. As noted above, if you hold your shares through a broker or trustee, your broker or trustee returns one proxy to Computershare on behalf of its clients. Votes will be counted and certified by the inspector of election.

Will you use a soliciting firm to receive votes?

We use Computershare, our transfer agent and their agents, as well as brokers to distribute all the proxy materials to our stockholders. We will pay them a fee and reimburse any expenses they incur in making the distribution. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile transmission or electronically. No additional compensation will be paid to such directors, officers and employees for soliciting proxies. We will bear the entire cost of solicitation of proxies.

What is the deadline for submitting proposals to be considered for inclusion in the proxy statement for our 2009 annual meeting?

If any of our stockholders intends to present a proposal for consideration at the 2009 annual meeting, excluding the nomination of directors, and desires to have such proposal included in the proxy statement and form of proxy distributed by the board of directors with respect to such meeting, such proposal must be in writing and received by us not later than December 25, 2008. Proposals may be submitted by eligible stockholders and must comply with our bylaws and the relevant regulations of the SEC regarding stockholder proposals.

If any of our stockholders intends to present a proposal for consideration at the 2009 annual meeting, excluding the nomination of directors, without inclusion in the proxy statement and form of proxy, such proposal must be in writing and received by us no sooner than November 25, 2008 and no later than December 25, 2008. Any such proposal must comply with our bylaws. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority with respect to proxies.

Stockholders who wish to have their nominees for election to the board of directors considered by our nominating/corporate governance committee must comply with the nomination requirements set forth in our bylaws and any applicable rules and regulations of the SEC. Such nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to our Corporate Secretary not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed above, to our Corporate Secretary not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Such nominations will not be included in the proxy statement and form of proxy distributed by the board of directors.

A copy of our bylaws is available from our Corporate Secretary upon written request. Requests or proposals should be directed to Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252.

How can I request a full set of proxy materials?

You may request a full set of our proxy materials, including our annual report on Form 10-K for the year ended December 31, 2007, for one year following the annual meeting of stockholders. If a broker or other nominee holds your shares of record, you may request a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received. If you are a registered holder or if you own shares through the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan, you may request a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability that you received or by written request directed to Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252.

DIRECTORS, EXECUTIVE OFFICERS AND OTHER KEY EMPLOYEES

The following table sets forth the name, age and positions of each of our directors, nominees for director, executive officers and certain business unit presidents and other key employees as of April 17, 2008:

Name	Age	Positions
J. Michael Parks	57	Chairman of the Board of Directors and Chief Executive Officer

Bruce K. Anderson	68	Director

Roger H. Ballou	57	Director

Lawrence M. Benveniste, Ph. D.	57	Director

D. Keith Cobb	67	Director

E. Linn Draper, Jr., Ph.D.	66	Director

Kenneth R. Jensen	64	Director

Robert A. Minicucci	55	Director

John W. Scullion	50	President and Chief Operating Officer

Ivan M. Szeftel	54	Executive Vice President and President, Retail Credit Services

Edward J. Heffernan	45	Executive Vice President and Chief Financial Officer

Dwayne H. Tucker	51	Executive Vice President, Human Resources and President, Transaction Services

Alan M. Utay	43	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Michael L. Iaccarino	43	Executive Vice President and President, Marketing Services

Bryan A. Pearson	44	Executive Vice President and President, Loyalty Services

Robert P. Armiak	45	Senior Vice President and Treasurer

Michael D. Kubic	52	Senior Vice President, Corporate Controller and Chief Accounting Officer

PROPOSAL ONE: RE-ELECTION OF DIRECTORS

Our board of directors is divided into three classes, being divided as equally as possible with each class having a term of three years. Each year the term of office of one class expires. This year, the term of class II directors, currently consisting of three directors, expires. Our nominating/corporate governance committee has recommended to our board of directors and our board of directors has nominated each of the current class II directors, Bruce K. Anderson, Roger H. Ballou and E. Linn Draper, Jr., Ph.D., for re-election as a director, each to hold office for a term of three years until the annual meeting of stockholders in 2011 and until his respective successor is duly elected and qualified.

Mr. Heffernan and Mr. Kubic, and each of them, as proxies, will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Our board of directors has no reason to believe that any nominee will be unable to serve if elected. If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the three nominees will be re-elected if they receive more affirmative votes than any other nominee for the same position. Votes marked “For” a nominee will be counted in favor of that nominee. Votes “Withheld” from a nominee have no effect on the vote since a plurality of the votes cast at the annual meeting is required for the re-election of each nominee. Stockholders may not abstain from voting with respect to the election of directors. Stockholders may not cumulate their votes with respect to the election of directors.

The following sets forth information regarding each nominee, and the remaining directors who will continue in office after the annual meeting, including proposed committee memberships.

Class II Nominees for Re-Election to the Board of Directors

(Terms expiring in 2008; if re-elected, terms will expire in 2011)

BRUCE K. ANDERSON has served as a director since August 1996. Since March 1979, he has been a partner and co-founder of the investment firm Welsh, Carson, Anderson & Stowe. Prior to that, he spent nine years with Automatic Data Processing, Inc., or ADP, where, as executive vice president and a member of the board of directors, he was active in corporate development and general management. Before joining ADP, Mr. Anderson spent four years in computer marketing with International Business Machines Corporation, or IBM, and two years in consulting. Mr. Anderson is currently a director of Amdocs Limited and Headstrong, Inc. He holds a Bachelor’s degree from the University of Minnesota.

Committees: Nominating/Corporate Governance

ROGER H. BALLOU has served as a director since February 2001. Mr. Ballou has been the chief executive officer and a director of CDI Corporation, a public company engaged in providing staffing and outsourcing services, since October 2001. He was a self-employed consultant from October 2000 to October 2001. Before that time, Mr. Ballou had served as chairman and chief executive officer of Global Vacation Group, Inc. from April 1998 to September 2000. Prior to that, he was a senior advisor for Thayer Capital Partners from September 1997 to April 1998. From April 1995 to August 1997, he served as vice chairman and chief marketing officer, then as president and chief operating officer, of Alamo Rent-a-Car, Inc. Mr. Ballou is also currently a director of Fox Chase Bank. Mr. Ballou holds a Bachelor’s degree from the Wharton School of the University of Pennsylvania and an MBA from the Tuck School of Business at Dartmouth.

Committees: Audit, Nominating/Corporate Governance (Chair) and Executive

E. LINN DRAPER, JR., Ph.D. has served as a director since February 2005. He has served in an executive and directoral capacity for a number of companies since 1980. Dr. Draper was chairman of the board of American Electric Power Company, Inc., or AEP, for 11 years until his retirement from AEP in 2004, and served as president and chief executive officer of AEP from 1993 to 2003. He was the president of the Ohio Valley Electric Corporation from 1992 until 2004, and was the chairman, president and chief executive officer of Gulf States Utilities Company from 1987 to 1992. Dr. Draper is a director of TransCanada Corporation, Alpha Natural Resources, Inc., NorthWestern Corporation and Temple-Inland Inc. Dr. Draper also serves on the Cornell University Council Board and the University of Texas Engineering Advisory Board. He holds two Bachelor’s degrees from Rice University and a Doctorate from Cornell University.

Committees: Compensation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE THREE NOMINEES.

Continuing Directors

Class III Directors

(Terms expiring in 2009)

ROBERT A. MINICUCCI has served as a director since August 1996. Mr. Minicucci is a general partner with Welsh, Carson, Anderson & Stowe, joining the firm in August 1993. Before joining Welsh Carson, he served as senior vice president and chief financial officer of First Data Corporation from December 1991 to August 1993. Prior to joining First Data Corporation, Mr. Minicucci was treasurer and senior vice president of American Express Company. Mr. Minicucci is currently a director of Amdocs Limited, BancTec Inc., Global Knowledge, Inc., Headstrong, Inc. and Electronic Evidence Discovery, Inc. Mr. Minicucci holds a Bachelor’s degree from Amherst College and an MBA from Harvard Business School.

Committees: Compensation (Chair) and Executive

J. MICHAEL PARKS, chairman of the board of directors and chief executive officer, joined us in March 1997. From March 1997 until October 2006, Mr. Parks also served as president of Alliance Data. Before joining us, Mr. Parks was president of First Data Resources, the credit card processing and billing division of First Data Corporation, from December 1993 to July 1994. Mr. Parks joined First Data Corporation in July 1976 where he gained increasing responsibility for sales, service, operations and profit and loss management during his 18 years of service. Mr. Parks holds a Bachelor’s degree from the University of Kansas.

Committees: Executive

Class I Directors

(Terms expiring in 2010)

LAWRENCE M. BENVENISTE, Ph.D. has served as a director since June 2004. Dr. Benveniste has served as the Dean of Goizueta Business School at Emory University since July 2005. Dr. Benveniste served as the Dean of the Carlson School of Management at the University of Minnesota from January 2001 to July 2005, and prior to January 2001 he was an associate dean, the chair of the finance department, and a professor of finance at the Carlson School of Management. He previously served on the faculties of Boston College, Northwestern University, the University of Pennsylvania, the University of Rochester and the University of Southern California. Dr. Benveniste is currently a director of Rimage Corporation. Dr. Benveniste holds a Bachelor’s degree from the University of California at Irvine and a Ph.D. in Mathematics from the University of California at Berkeley.

Committees: Compensation

D. KEITH COBB has served as a director since June 2004. Mr. Cobb has served as a business consultant and strategic advisor for a number of companies since 1996. Mr. Cobb completed a six-year term on the Board of the Federal Reserve Bank of Atlanta, Miami Branch in 2002. He spent 32 years as a practicing certified public accountant for KPMG, LLP, including as the National Managing Partner – Financial Services and as a senior member of the firm’s management committee. Mr. Cobb was vice chairman and chief executive officer of Alamo Rent-a-Car, Inc. from 1995 until its sale in 1996. Mr. Cobb is currently a director of BankAtlantic Bancorp, Inc., BFC Financial Corp., RHR International, Inc., and the Wayne Huizenga Graduate School of Business and Entrepreneurship at Nova Southeastern University. Mr. Cobb holds a Bachelor’s degree from the University of Southern Mississippi.

Committees: Audit (Chair) and Nominating/Corporate Governance

KENNETH R. JENSEN has served as a director since February 2001. Mr. Jensen has served as a business consultant and strategic advisor for a number of companies since July 2006. Mr. Jensen served as the executive vice president, chief financial officer, treasurer and assistant secretary of Fiserv, Inc., a public company engaged in data processing outsourcing, from July 1984 until June 2006. He was named senior executive vice president of Fiserv in 1986. Mr. Jensen was a director of Fiserv, Inc. from 1984 until May 2007. Mr. Jensen holds a Bachelor’s degree from Princeton University in Economics, an MBA from the University of Chicago in Accounting, Economics and Finance and a Ph.D. from the University of Chicago in Accounting, Economics and Finance.

Committees: Audit and Executive

Executive Officers

JOHN W. SCULLION, president and chief operating officer, joined our wholly-owned subsidiary, Loyalty Management Group Canada, Inc., in October 1993, and became our president and chief operating officer in October 2006. Mr. Scullion served as president of Alliance Data Loyalty Services from February 1999 until October 2006, and prior to becoming president, he served as chief financial officer. Prior to that, he served as chief financial officer of The Rider Group from September 1988 to October 1993. Mr. Scullion holds a Bachelor’s degree from the University of Toronto. He is a Chartered Accountant in the Province of Ontario.

IVAN M. SZEFTEL, executive vice president and president, Retail Credit Services, joined us in May 1998. Before joining us, he served as a director and chief operating officer of Forman Mills, Inc. from November 1996 to February 1998. Prior to that, he served as executive vice president and chief financial officer of Charming Shoppes, Inc. from November 1981 to January 1996. Mr. Szeftel holds Bachelor’s and graduate degrees from the University of Cape Town and was certified as a Certified Public Accountant in the State of Pennsylvania and as a Chartered Accountant in South Africa.

EDWARD J. HEFFERNAN, executive vice president and chief financial officer, joined us in May 1998. Before joining us, he served as vice president, mergers and acquisitions, for First Data Corporation from October 1994 to May 1998. Prior to that, he served as vice president, mergers and acquisitions for Citicorp from July 1990 to October 1994, and prior to that he served in corporate finance at Credit Suisse First Boston from June 1986 until July 1990. Mr. Heffernan was a director and chair of the audit committee of VALOR Communications Group, Inc. from 2005 until its merger into Windstream Corporation in 2006. Mr. Heffernan holds a Bachelor’s degree from Wesleyan University and an MBA from Columbia Business School.

DWAYNE H. TUCKER, executive vice president, human resources and president, Transaction Services, joined us in June 1999 as an executive vice president. Mr. Tucker was responsible for human resources from June 1999 until August 2005, and re-assumed responsibility for human resources, corporate marketing and communications during 2007. From June 1999 until September 2003, he also served as chief administrative officer. Before joining us, he served as vice president of human resources for Northwest Airlines. Mr. Tucker joined First Data Corporation in March 1990 where he gained increasing responsibility for business unit and corporate human resources, operations and profit and loss management during his eight years of service. Mr. Tucker holds a Bachelor’s degree from Tennessee State University.

ALAN M. UTAY, executive vice president, general counsel, chief administrative officer and secretary, joined us in September 2001. He is responsible for legal, internal audit, compliance and corporate administration. Before joining us, he served as a partner at Akin Gump Strauss Hauer & Feld LLP, where he practiced law since October 1990. Mr. Utay holds a Bachelor’s degree from the University of Texas and a J.D. from the University of Texas School of Law.

MICHAEL L. IACCARINO, executive vice president and president, Marketing Services, joined our wholly owned subsidiary, Epsilon, in May 1998. Mr. Iaccarino has served as president and chief executive officer for Epsilon since December 2001 and prior to that, he served as chief financial officer for Epsilon. Prior to that, Mr. Iaccarino served as a senior manager for Price Waterhouse from September 1997 until May 1998. Mr. Iaccarino served as vice president and controller for Summit Technology from 1991 until August 1997, and he served as a supervising senior for KPMG from 1986 until December 1990. Mr. Iaccarino holds Bachelor’s degrees from Boston College and was certified as a Certified Public Accountant in the State of Massachusetts.

BRYAN A. PEARSON, executive vice president and president, Loyalty Services, joined our wholly-owned subsidiary, Loyalty Management Group Canada, Inc., in November 1992. Mr. Pearson has served as president for the AIR MILES® Reward Program since January 1999 and prior to becoming president, he held various senior management and executive positions within the AIR MILES Reward Program. Mr. Pearson held management positions with Alias Research Inc. from June 1991 until October 1992. Prior to that, he worked in brand marketing at Quaker Oats Company of Canada from July 1988 until June 1991. Mr. Pearson holds a BScH degree and an MBA from Queen’s University.

ROBERT P. ARMIAK, senior vice president and treasurer, joined us in February 1996. He is responsible for cash management, hedging strategy, financial risk management and capital structure. Before joining us, he held several positions, including treasurer at FTD Inc. from August 1990 to February 1996. Mr. Armiak holds a Bachelor’s degree from Michigan State University and an MBA from Wayne State University.

MICHAEL D. KUBIC, senior vice president, corporate controller and chief accounting officer, joined us in October 1999. Before joining us, he served as vice president of finance for Kevco, Inc. from March 1999 to October 1999. Prior to that he served as vice president and corporate controller for BancTec, Inc. from September 1993 to February 1998. Mr. Kubic holds a Bachelor’s degree from the University of Massachusetts and is a Certified Public Accountant in the State of Texas.

CORPORATE GOVERNANCE

Board of Directors and Committees

We are managed under the direction of our board of directors. Under our bylaws, the size of our board of directors may be between six and twelve. We currently have eight directors, including seven non-employee directors. Assuming the stockholders approve Proposal One: Re-Election of Directors, we will continue to have eight directors, including seven non-employee directors.

Our board of directors is divided into three classes of directors and each class serves a three year term. Our board of directors presently has four regular committees, consisting of the audit committee, the compensation committee, the nominating/corporate governance committee and the executive committee. The charters for each of these committees, as well as our corporate governance guidelines and our Codes of Ethics for our Senior Financial Executives, CEO, Directors and employees, are posted on our web site at http://www.alliancedata.com. These documents are available free of charge to any stockholder from our Corporate Secretary upon written request. Requests should be addressed to: Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252. On April 13, 2007, the board of directors also established a special committee composed of seven independent and disinterested directors, namely Messrs. Anderson, Ballou, Benveniste, Cobb, Draper, Jensen and Minicucci, for the purpose of evaluating which, if any, strategic alternatives the company should pursue. The special committee continues to meet as appropriate to evaluate and discuss ongoing matters in connection with the merger agreement among the company and affiliates of The Blackstone Group, dated May 17, 2007 (the “Merger”).

During 2007, the board of directors met 11 times, the audit committee met 11 times, the compensation committee met five times and the nominating/corporate governance committee met three times. Each of our directors attended at least 75% of the meetings of the board of directors and their respective regular committees, except for Mr. Jensen, who attended 72% of the meetings of the board of directors. It is our policy that the directors who are up for re-election at the annual meeting attend the annual meeting, and we encourage all other directors to attend the annual meeting if possible. All directors, including those up for re-election at the annual meeting, except Mr. Minicucci, attended the 2007 annual meeting of stockholders.

Audit Committee

The audit committee currently consists of Roger H. Ballou, D. Keith Cobb and Kenneth R. Jensen. Assuming the stockholders approve Proposal One: Re-Election of Directors, the audit committee will continue to consist of Roger H. Ballou, D. Keith Cobb and Kenneth R. Jensen. Mr. Cobb currently serves as chairman of the audit committee. The primary function of the audit committee is to assist our board of directors in fulfilling its oversight responsibilities by reviewing: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent accountant’s qualifications and independence; and (4) the performance of both our internal audit department and the independent accountant. In addition, the audit committee has sole responsibility to: (1) prepare the audit committee report required by the SEC for inclusion in our annual proxy statement; (2) appoint, retain, compensate, evaluate and terminate our independent accountant; (3) approve audit and permissible non-audit services to be performed by our independent accountant; (4) review and approve related party transactions; and (5) establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding any questionable accounting or auditing matters. The audit committee adopted and will periodically review the written charter that specifies the scope of the audit committee’s responsibilities. Our audit committee members do not simultaneously serve on the audit committees of more than two other public companies.

The audit committee includes three independent members of our board of directors, as such independence is defined by applicable requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and rules and regulations of the SEC. As determined by our board of directors, each member of the audit committee is financially literate and two members are audit committee financial experts, as defined by the SEC, with accounting or related financial management expertise as required by the New York Stock Exchange. Each of Mr. Cobb, who currently serves as chairman of the audit committee, and Mr. Jensen is an audit committee financial expert, as defined by the SEC, because he has an understanding of generally accepted accounting principles (GAAP) and financial statements. Each of Mr. Cobb and Mr. Jensen has the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves. Each has experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities. Each of Mr. Cobb and Mr. Jensen has an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions. Each acquired these attributes through education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions. Each has also had experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements.

Compensation Committee

The compensation committee currently consists of Lawrence M. Benveniste, E. Linn Draper, Jr. and Robert A. Minicucci. Assuming the stockholders approve Proposal One: Re-Election of Directors, the compensation committee will continue to consist of Lawrence M. Benveniste, E. Linn Draper, Jr. and Robert A. Minicucci. Mr. Minicucci currently serves as chairman of the compensation committee. The compensation committee consists of non-employee directors who are independent as defined by applicable requirements of the New York Stock Exchange, the SEC, and the Internal Revenue Service.

The compensation committee’s primary function is to oversee matters relating to compensation and our benefit plans. Specifically, the compensation committee’s responsibilities include, among other duties, the responsibility to: (1) annually review the compensation levels of our executive officers; (2) set salaries for our executive officers, and recommend such matters to the board of directors with respect to our chief executive officer; (3) determine target levels of incentive compensation and corresponding performance objectives, and recommend such matters to the board of directors with respect to our chief executive officer; (4) review and approve our compensation philosophy, programs and plans for associates generally; (5) periodically review director compensation practices and recommend to the board of directors appropriate revisions to such practices; (6) administer specific matters with respect to our equity and certain other compensation plans; and (7) review disclosure related to executive and director compensation in our proxy statements and discuss the Compensation Discussion and Analysis annually with management.

With the assistance of an external compensation consultant, target compensation amounts for our executive officers are determined by the compensation committee and, with respect to our chief executive officer, by the board of directors. Typically, our chief executive officer makes compensation recommendations to the compensation committee with respect to our other executive officers. The compensation committee may accept or adjust the chief executive officer’s recommendations in its sole discretion and also makes a recommendation regarding the chief executive officer’s compensation to the full board of directors. The chief executive officer does not make any recommendations to the compensation committee or to the board of directors relating to performance measures, targets or similar items that affect his own compensation. Moreover, the chief executive officer recuses himself from any discussions of his own compensation during board of directors and compensation committee meetings. Material changes to pay levels for individuals are typically made only upon a significant change in job responsibilities.

With the exception of significant promotions and new hires, the compensation committee sets target total direct compensation for our executive officers immediately prior to the beginning of each year. This timing allows us to consider the performance of the company and each potential recipient in the prior year, as well as expectations for the upcoming year. Performance-based cash incentive compensation and long-term equity incentive compensation are awarded as early as practicable in the year, contingent upon the availability of the prior year’s financial results, in order to maximize the time period over which the applicable performance incentives apply. Whenever possible, our annual grants of equity-based awards to the executive officers and other senior management are made on February 21 (or if February 21 falls on a weekend or holiday, the next business day) of each year, or such other pre-determined date following public release of our earnings for the prior year. This is consistent with our practice of granting equity-based awards for new hires, promotions and associates that have joined us as a result of a merger or acquisition on the 21st day of each month (or if the 21st day falls on a weekend or holiday, the next business day). In the event there exists material information that we have not yet disclosed, the compensation committee may delay or defer the grant of any equity-based awards until all disclosures are current.

The compensation committee has the authority to delegate certain of its responsibilities under our compensation and benefits plans. Under our compensation plans, the compensation committee generally may delegate administrative functions to members of management and may delegate other responsibilities under the plans to the extent permitted by applicable law. The compensation committee generally may not delegate (1) responsibilities with regard to participants subject to Section 16 of the Securities Exchange Act of 1934, as amended, (2) the responsibility to certify the satisfaction of applicable performance objectives set under the plans or (3) responsibilities with regard to the compensation practices of the company.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is currently composed of Messrs. Benveniste, Draper and Minicucci, who are non-employee directors. No member of the compensation committee is or has ever been one of our officers or employees. No interlocking relationship exists between our executive officers or the members of our compensation committee and the board of directors or compensation committee of any other company.

Nominating/Corporate Governance Committee

The nominating/corporate governance committee currently consists of Bruce K. Anderson, Roger H. Ballou and D. Keith Cobb. Assuming the stockholders approve Proposal One: Re-Election of Directors, the nominating/corporate governance committee will continue to consist of Bruce K. Anderson, Roger H. Ballou and D. Keith Cobb. Mr. Ballou currently serves as chairman of the nominating/corporate governance committee. The primary functions of the nominating/corporate governance committee are to: (1) assist the board of directors by identifying individuals qualified to become board members and to recommend to the board of directors the director nominees for the next annual meeting of stockholders (or to fill vacancies); (2) recommend to the board of directors the director nominees for each committee; (3) develop and recommend to the board of directors a set of corporate governance principles applicable to us and to re-evaluate these principles on an annual basis; and (4) lead the board of directors in its annual review of both the board of directors’ performance and the Corporate Governance Guidelines. The nominating/corporate governance committee develops criteria for the selection of directors, including procedures for reviewing potential nominees proposed by stockholders. The nominating/corporate governance committee reviews with the board of directors the desired experience, mix of skills and other qualities to assure appropriate board of directors composition, taking into account the current directors and the specific needs of our company and the board of directors. The nominating/corporate governance committee also reviews and monitors the size and composition of the board of directors and its committees to ensure that the requisite number of directors are “independent directors,” “non-employee directors” and “outside directors” within the meaning of any rules and laws applicable to us. The members of the nominating/corporate governance committee are independent as defined by applicable requirements of the New York Stock Exchange and rules and regulations of the SEC.

How does the board of directors identify candidates for nomination to the board of directors?

The nominating/corporate governance committee identifies nominees by first evaluating the current members of our board of directors willing to continue in service. Current members of our board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective. The nominating/corporate governance committee has two primary methods, other than those proposed by our stockholders, as discussed below, for identifying new candidates for possible inclusion in our recommended slate of director nominees. First, on a periodic basis, the nominating/corporate governance committee solicits ideas for possible candidates from a number of sources — members of our board of directors, our senior level executives, individuals personally known to the members of the board of directors, and research, including database or Internet searches.

Second, the nominating/corporate governance committee may from time to time use its authority under its charter to retain, at our expense, one or more third-party search firms to identify candidates. If the nominating/corporate governance committee retains one or more search firms, they may be asked to identify possible candidates who meet the minimum and desired qualifications, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the board of directors, the nominating/corporate governance committee and each candidate during the screening and evaluation process, and thereafter to be available for consultation as needed by the nominating/corporate governance committee.

In addition to the methods described above, any of our stockholders entitled to vote for the election of directors may nominate one or more persons for election to our board of directors at an annual meeting of stockholders if the stockholder complies with the nomination requirements set forth in our bylaws and any applicable rules and regulations of the SEC. Such nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to our Corporate Secretary not less than 14 days nor more than 50 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed above, to our Corporate Secretary not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. Such nominations will not be included in the proxy statement and form of proxy distributed by the board of directors. Each such notice must set forth: (1) the name and address of the nominating stockholder; (2) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (3) the principal occupation or employment of each such nominee; (4) the number of shares of our common stock that are beneficially owned by each such nominee; (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934, as amended; (6) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected; and (7) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. Nominations should be addressed to: Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252.

How does the board of directors evaluate candidates for nomination to the board of directors?

The nominating/corporate governance committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. Once the nominating/corporate governance committee has identified a candidate, the nominating/corporate governance committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on information provided to the nominating/corporate governance committee with the recommendation of the candidate, as well as the nominating/corporate governance committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional board members to fill vacancies or expand the size of the board of directors and the likelihood that the candidate can satisfy the minimum and desired qualifications set forth in the Corporate Governance Guidelines, as posted on our web site at http://www.alliancedata.com, as well as the applicable qualification requirements of the New York Stock Exchange and the SEC. There are no firm prerequisites to qualify as a candidate for our board of directors, but we seek a diverse group of candidates who possess the background, knowledge, experience, skill sets, and expertise that would strengthen and increase the diversity of the board of directors. We seek those individuals with time to make a significant contribution to the board of directors, to our company, and to our stockholders. Each member of our board of directors is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. Directors are expected to attend meetings of the board of directors and the board committees on which they serve and to spend the time needed to prepare for meetings. If the nominating/corporate governance committee determines, in consultation with the chairman of the board of directors and other board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the nominating/corporate governance committee.

The nominating/corporate governance committee also considers such other relevant factors as it deems appropriate, including the current composition of the board of directors, the balance of management and independent directors and the need for audit committee expertise. In connection with this evaluation, the nominating/corporate governance committee determines whether to interview the candidate, and if warranted, one or more members of the nominating/corporate governance committee, and others as appropriate, will interview candidates in person or by telephone. After completing this evaluation and interview, and the evaluations of other candidates, the nominating/corporate governance committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board of directors, and the board of directors determines the nominees to be recommended to our stockholders after considering the recommendation and report of the nominating/corporate governance committee.

Executive Committee

The executive committee currently consists of Roger H. Ballou, Kenneth R. Jensen, Robert A. Minicucci and J. Michael Parks. Assuming the stockholders approve Proposal One: Re-Election of Directors, the executive committee will continue to consist of Roger H. Ballou, Kenneth R. Jensen, Robert A. Minicucci and J. Michael Parks. The executive committee has the authority to approve acquisitions, divestitures, capital expenditures and leases that were not included in the budget approved by the board of directors, with a total cost of up to $10 million, provided that prior notice of all acquisitions is given to the full board of directors. The executive committee did not meet during 2007.

Executive Session

We regularly conclude our board of directors’ meetings with executive sessions. After all non-directors leave the board of directors meeting, Mr. Parks leads the board of directors in a director-only executive session. After Mr. Parks leaves the meeting, Mr. Minicucci then leads the non-management members of the board of directors in an executive session.

Communications with the Board of Directors

The board of directors provides a process for stockholders and interested parties to send communications to the board of directors or any individual director. Stockholders and interested parties may forward communications to the board of directors or any individual director through the Corporate Secretary. Communications should be addressed to Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252. All communications will be compiled by the office of the Corporate Secretary and submitted to the board of directors or the individual directors on a periodic basis.

Stockholders and interested parties may also submit questions or comments, on an anonymous basis if desired, to the board of directors through our Ethics and Compliance Hotline at (877) 217-6218. Concerns relating to accounting, internal control over financial reporting or auditing matters will be brought to the attention of the audit committee and handled in accordance with our procedures with respect to such matters. We welcome and encourage stockholder communication with the board of directors.

Director Independence

We have adopted general standards for determination of director independence. For a director to be deemed independent, the board of directors must affirmatively determine that the director has no material relationship with us or our affiliates or any member of our senior management or his or her affiliates. This determination is disclosed in the proxy statement for each annual meeting of our stockholders. In making this determination, the board of directors applies the following standards:

•

A director who is an employee, or whose immediate family member is an executive officer, of our company may not be deemed independent until three years after the end of such employment relationship. Employment as an interim chairman or chief executive officer will not disqualify a director from being considered independent following that employment.

•

A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from our company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent until three years after he or she ceases to receive more than $100,000 in compensation. Compensation received by a director for former service as an interim chairman, chief executive officer or other executive officer and compensation received by an immediate family member for service as a non-executive employee for us will not be considered in determining independence under this test.

•

A director: (1) who is a current partner, or whose immediate family member is a current partner, of a firm that is our company’s internal or external auditor; (2) who is a current employee of such firm; (3) who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) who was, or whose immediate family member was, a partner or employee of such firm and personally worked on our company’s audit within that time period may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our current executive officers serve on that company’s compensation committee may not be deemed independent until three years after the end of such service or the employment relationship.

•

A director who is an executive officer, general partner or employee, or whose immediate family member is an executive officer or general partner, of an entity that makes payments to, or receives payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent until three years after falling below that threshold.

For relationships not covered by the guidelines above, the determination of whether the relationship is material and, therefore, whether the director would be independent, is made by the board of directors. The board of directors annually reviews the independence of its non-employee directors. Directors have an affirmative obligation to inform the board of directors of any material changes in their circumstances or relationships that may impact their designation as “independent.”

The board of directors undertook a review of director independence and considered transactions and relationships between each of the nominees (including their immediate family members) and directors (including their immediate family members), and us (including our subsidiaries and our senior management). Specifically, the board of directors considered our relationship with each of Messrs. Anderson and Minicucci, given their positions as partners of the firm Welsh Carson Anderson & Stowe. The board of directors previously determined that Welsh Carson Anderson & Stowe was no longer an affiliate of the company due to the distribution of all of its holdings of our common stock to various of its limited partners in 2006; this determination was a factor in finding that Messrs. Anderson and Minicucci are independent. The board of directors also considered our relationship with Mr. Jensen, who served as an executive officer of Fiserv, Inc., an affiliate of which has provided certain business processing services to us, and with Mr. Ballou, the Chief Executive Officer of CDI Corporation, an affiliate of which has provided temporary staffing services to us. The amount of each of these transactions was immaterial to both parties, and no personal benefit was conveyed to Mr. Jensen or Mr. Ballou as a result of the transactions. As a result of this review, the board of directors affirmatively determined that, as of the record date for the 2008 annual meeting, none of Messrs. Anderson, Ballou, Benveniste, Cobb, Draper, Jensen or Minicucci has a material relationship with us and, therefore, each is independent as defined by the rules and regulations of the SEC, the listing standards of the New York Stock Exchange and Internal Revenue Code Section 162(m).

Code of Ethics

We have adopted codes of ethics that apply to our chief executive officer, chief financial officer, financial executives, board of directors and employees. The Alliance Data Systems Code of Ethics for Senior Financial Executives and CEO, the Code of Ethics for members of the board of directors and the Code of Ethics for employees are posted on our web site, found at http://www.alliancedata.com (we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to or waiver from a provision of this code of ethics, if any, by posting such information on our web site).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

It is our policy not to enter into any “related party transaction” unless the audit committee approves such transaction in accordance with our written related party transaction policy, or the transaction is approved by a majority of disinterested directors of the company. The board of directors has determined that the audit committee is best suited to review and approve related party transactions, although the board of directors may instead determine that a particular related party transaction be reviewed and approved by a majority of disinterested directors. The audit committee annually reviews and assesses the adequacy of the related party transaction policy and recommends any appropriate changes to the board of directors.

No member of the audit committee shall participate in the review or approval of any related party transaction with respect to which such member is a related party. In reviewing and approving any related party transaction, the audit committee shall:

•	satisfy itself that it has been fully informed as to the material facts of the related party’s relationship and interest and as to the material facts of the proposed related party transaction; and

•	determine that the related party transaction is fair to the company.

For these purposes, a related party is: (1) any person who is, or at any time since the beginning of the company’s current fiscal year was, an “executive officer” of the company (as defined in Rule 405 promulgated under the Securities Act of 1933 and Rule 3b-7 promulgated under the Securities Exchange Act of 1934); (2) any person who is, or at any time since the beginning of the company’s current fiscal year was, a director of the company or a nominee for director of the company; (3) a person (including an entity or group) known to the company to be the beneficial owner of more than 5% of any class of the company’s voting securities; (4) an individual who is an “immediate family member” (including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law) of a person listed in 1, 2, or 3 above; (5) an entity that is, directly or indirectly, owned or controlled by a person listed in 1, 2, 3, or 4 above; (6) an entity in which a person listed in 1, 2, 3 or 4 above serves as an executive officer or principal or in a similar position, or in the case of a partnership, serves as a general partner or holds any position other than that of a limited partner; (7) an entity in which a person listed in 1, 2, 3 or 4 above, together with all other persons specified in 1, 2, 3 and 4 above, owns 10% or more of the equity interest, or in the case of a partnership, 10% or more of the partnership interest; or (8) an entity at which a person listed in 1, 2, 3 or 4 above is employed if (a) the person is directly involved in the negotiation of the related party transaction or will have or share primary responsibility at such entity for the performance of the related party transaction, or (b) the person’s compensation from the entity is directly tied to the related party transaction.

A related party transaction includes any transaction (including any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness)), or series of related transactions, or any material amendment to any such transaction, involving a related party and in which the company or any of its subsidiaries is a participant, other than: (1) a transaction involving compensation of directors (the procedures for the review and approval of such transactions have been set forth in the charter of the compensation committee of the board of directors); (2) a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or agreement or special supplemental benefit of an executive officer (the procedures for the review and approval of such transactions have been set forth in the charter of the compensation committee of the board of directors); (3) a transaction with a related party involving less than $120,000; (4) a transaction in which the interest of the related party arises solely from the ownership of a class of the company’s equity securities and all holders of that class receive the same benefit on a pro rata basis; (5) a transaction in which the rates or charges involved therein are determined by competitive bids, or a transaction that involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; or (6) a transaction that involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

At each audit committee meeting, management shall recommend any related party transactions, if applicable, to be entered into by the company. After review, the audit committee shall approve or disapprove such transactions and at each subsequently scheduled meeting, management shall update the audit committee as to any material change to those approved transactions. The audit committee shall establish such guidelines as it determines are necessary or appropriate for management to follow in its dealings with related parties in related party transactions.

All related party transactions of which management is aware are required to be disclosed to the audit committee. If management becomes aware of a proposed related party transaction or an existing related party transaction that has not been pre-approved by the audit committee, management is required to promptly notify the chairman of the audit committee and such transactions shall be submitted to the audit committee for their review, consideration and determination of whether to approve or ratify, as applicable, such transaction if the audit committee determines it is fair to the company. If management, in consultation with the company’s chief executive officer or chief financial officer, determines that it is not practicable to wait until the next audit committee meeting, the chairman of the audit committee has the delegated authority during the period between audit committee meetings, to review, consider and determine whether any such transaction is fair to the company and whether the transaction should be approved, or ratified, as the case may be. The chairman of the audit committee shall report to the audit committee any transactions reviewed by him or her pursuant to this delegated authority at the next audit committee meeting.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report has been furnished by the current members of the compensation committee.

Robert A. Minicucci, Chair

Lawrence M. Benveniste

E. Linn Draper, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We consider our total compensation package integral to our ability to grow and improve our business. By design, we have developed, with the guidance of external compensation consultants, a unique mix of compensation elements. Our total program, assuming sustained above industry-average performance, is designed to reward executive officers and other senior management at competitive levels. However, the total program is also structured to significantly reduce rewards for performance below expectations. The compensation committee believes that this design will attract, retain, and motivate executive officers and other senior management with the quality and profile required to successfully lead the company in our highly competitive and evolving industries.

Executive Officers

Our compensation committee, and with respect to the chief executive officer, the board of directors, annually approves compensation for our executive committee of management, which includes J. Michael Parks, John W. Scullion, Ivan M. Szeftel, Edward J. Heffernan, Dwayne H. Tucker, Alan M. Utay, Michael L. Iaccarino and Bryan A. Pearson. In determining appropriate compensation for these executive officers, the compensation committee uses the philosophies and methodologies described in this Compensation Discussion and Analysis. However, Messrs. Iaccarino and Pearson, while previously members of our senior management team, did not join the executive committee until July 2007. Compensation for Messrs. Iaccarino and Pearson was determined in early 2007 prior to the time they joined the executive committee. Accordingly, 2007 compensation for Messrs. Iaccarino and Pearson was generally established in accordance with the procedures used to set appropriate compensation for our senior management below the executive level, as described herein.

Objectives of Compensation

The objectives of our compensation program are to retain our executive officers, to reward our executive officers for meeting our growth and profitability objectives and to align the interests of our executive officers with those of our stockholders. The total direct compensation in 2007 for our executive officers and other senior management was a combination of three components:

•	base salary;

•	annual performance-based cash incentive compensation; and

•	periodic (typically annual) awards of long-term equity incentive compensation, which may be subject to performance-based or time-based vesting provisions.

We use each component of compensation to satisfy one or more of our compensation objectives. The compensation committee places a significant portion of the overall target compensation for our executive officers “at risk” in the form of performance-based cash incentive compensation and long-term equity incentive compensation. According to the survey results provided by our external compensation consultant, we generally target a greater percentage of executive compensation “at risk” than the average among the surveyed companies.

Retention

We believe that continuity in our executive leadership is critical to our long-term success. To encourage executive retention and foster a focus on long-term results, portions of the equity-based compensation granted to our executive officers are subject to multi-year vesting schedules. In addition, the compensation committee has occasionally granted special retention awards designed to encourage retention of our executive officers. Further details of these compensation practices are included below under the caption “Elements of Compensation.”

Pay for Performance

Historically, we have targeted 12% revenue growth, 15% EBITDA growth and 18% cash earnings per share, or EPS, growth. The compensation committee selects target performance measures for performance-based cash incentive compensation and long-term equity incentive compensation that it believes are integral to achievement of these growth and profitability objectives, such as annual revenue, cash EPS growth and associate engagement. Performance-based cash incentive compensation and performance-based long-term equity incentive compensation generally pay out or vest only upon achievement of a threshold performance target. Further details of these compensation practices are included below under the caption “Elements of Compensation.” EBITDA and cash EPS are defined below under the caption “Non-GAAP Performance Measures.”

Alignment with Stockholders

We believe that in addition to the retention benefit associated with executive ownership of our common stock and vested stock options, our executive officers should maintain at least a minimum position in our common stock so that their interests are aligned with those of our stockholders. Under our stock ownership guidelines, we require our chief executive officer to maintain an investment position in our common stock equal to five times his base salary, and we require our chief financial officer and each of our other executive officers to maintain an investment position in our common stock equal to three times their base salary. Further, we require our senior vice presidents to maintain an investment position in our common stock equal to their base salary and our vice presidents to maintain an investment position in our common stock equal to one third of their base salary. Generally, these investment positions must have been met by December 31, 2006, or within five years from the January 1st following the time an executive officer or other senior manager first becomes subject to the stock ownership guidelines. The following table shows the stock ownership levels of our chief executive officer, chief financial officer and three other most highly compensated executive officers (the “NEOs”) as of April 17, 2008:

Name	Title	Stock Ownership Position(1)

J. Michael Parks	Chairman of the Board of Directors and Chief Executive Officer	40 times base salary

John W. Scullion	President and Chief Operating Officer	13 times base salary

Ivan M. Szeftel	Executive Vice President and President, Retail Credit Services	22 times base salary

Edward J. Heffernan	Executive Vice President and Chief Financial Officer	14 times base salary

Dwayne H. Tucker	Executive Vice President, Human Resources and President, Transaction Services	14 times base salary

(1)	The share price used for ownership calculations is calibrated periodically under our stock ownership guidelines. The fair market value of our common stock on January 3, 2007, the last date on which we calibrated the stock price used to determine the number of shares required by the stock ownership guidelines, calculated as the average of the high and low prices as reported on the New York Stock Exchange of $63.55 per share, is the basis for the stock ownership positions shown in this table.

Competitive Considerations

In determining appropriate levels of compensation, the compensation committee considers the competitive market for talent and compensation levels provided by comparable companies, to minimize significant differences that could negatively impact our ability to attract and retain exceptional executive officers. The compensation committee, with the assistance of an external compensation consultant, Hewitt Associates, LLC, generally reviews the compensation practices at proxy peer companies with whom we compete for business and/ or talent, and high performing companies, which we define as companies with annual revenue between $1 billion and $5 billion and three year annualized EPS growth equal to or greater than 18 percent, that are of comparable size and financial performance. For 2007, the companies comprising the survey group included:

• Acxiom Corporation	• Fidelity National Information Services, Inc.	• Harte-Hanks, Inc.
• Affiliated Computer Services, Inc.	• First Data Corporation	• MasterCard Incorporated
• Convergys Corporation	• Fiserv, Inc.	• Total System Services, Inc.
• DST Systems, Inc.	• Global Payments Inc.	• The Western Union Company

Our annual revenues and market capitalization are slightly below the median for this survey group, but our three year total stockholder return and cash EPS growth fall at or near the highest level in the survey group. For purposes of comparing the survey compensation data to our own compensation levels, regression analysis is used to adjust the survey compensation data for differences in revenue. This adjusted value is used as the basis of comparison of compensation between our company and the companies in the survey group.

Generally, the compensation committee targets each component of compensation at a certain percentile of those companies surveyed. For our executive officers, base salary approximates the 60th percentile; total cash compensation, which includes base salary and target performance-based cash incentive compensation, approximates the 75th percentile; and total direct compensation, which includes base salary, target performance-based cash incentive compensation and target long-term equity incentive compensation, approximates the 75th percentile. We believe compensation at these target levels, vis-à-vis the companies surveyed, is appropriate given our record of performing above the average for our peer group. The compensation committee also considers factors such as company performance, individual performance, the expected future contributions, prior compensation and retention risk for each executive officer. Although targeting these percentiles results in greater pay for the chief executive officer than the other executive officers, the compensation committee believes that these compensation levels accurately reflect the relative contributions of each executive officer to the company, taking into account the increased level of responsibility assumed by the chief executive officer for all aspects of our performance.

The compensation committee also engages the external compensation consultant for certain other executive advisory services. Such services include: (i) ongoing support with regard to the latest relevant regulatory, technical, and accounting considerations impacting compensation and benefits programs; (ii) assistance with the design of compensation and benefit programs; (iii) preparation for and attendance at selected management, committee and board of directors meetings; and (iv) other miscellaneous requests that occur throughout the year.

Compensation Procedures

With the assistance of an external compensation consultant, target compensation amounts for our executive officers are determined by the compensation committee and, with respect to our chief executive officer, by the board of directors. Typically, our chief executive officer makes compensation recommendations to the compensation committee with respect to our other executive officers. The compensation committee may accept or adjust the chief executive officer’s recommendations in its sole discretion and also makes a recommendation regarding the chief executive officer’s compensation to the full board of directors. The chief executive officer does not make any recommendations to the compensation committee or to the board of directors relating to performance measures, targets or similar items that affect his own compensation. Moreover, the chief executive officer recuses himself from any discussions of his own compensation during board of directors and compensation committee meetings. Material changes to pay levels for individuals are typically made only upon a significant change in job responsibilities.

With the exception of significant promotions and new hires, the compensation committee sets target total direct compensation for our executive officers immediately prior to the beginning of each year. This timing allows us to consider the performance of the company and each potential recipient in the prior year, as well as expectations for the upcoming year. Performance-based cash incentive compensation and long-term equity incentive compensation are awarded as early as practicable in the year, contingent upon the availability of the prior year’s financial results, in order to maximize the time period over which the applicable performance incentives apply. Whenever possible, our annual grants of equity-based awards to the executive officers and other senior management are made on February 21 (or if February 21 falls on a weekend or holiday, the next business day) of each year, or such other pre-determined date following public release of our earnings for the prior year. This is consistent with our practice of granting equity-based awards for new hires, promotions and associates that have joined us as a result of a merger or acquisition on the 21st day of each month (or if the 21st day falls on a weekend or holiday, the next business day). In the event there exists material information that we have not yet disclosed, the compensation committee may delay or defer the grant of any equity-based awards until all disclosures are current.

Elements of Compensation

Base Salary

While a large portion of our executive officers’ compensation is contingent upon meeting specified performance targets, we pay our executive officers a base salary as fixed compensation for their time, efforts and commitments throughout the year. To aid in attracting and retaining qualified executive officers, the compensation committee seeks to keep base salary competitive. In 2007, the base salary for our executive officers, other than Messrs. Iaccarino and Pearson, was set at the 60th percentile of surveyed companies, as described above. In determining the appropriate base salary, the compensation committee also considers, among other factors, the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at comparable companies; the expertise of the individual; and the competitiveness in the market for the executive officer’s services.

Base salaries for other senior management are set on an annual basis according to salary bands determined relative to market rates, as reported by various external compensation consultants and studies.

Annual Performance-Based Cash Incentive Compensation

Performance-based cash incentive compensation is paid to our executive officers pursuant to the Executive Annual Incentive Plan, which the board of directors adopted on March 31, 2005 and the stockholders approved on June 7, 2005. The purpose of performance-based cash incentive compensation is to provide an incentive to our executive officers to contribute to our annual growth and profitability objectives, to retain such executive officers and where possible, to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code. The Executive Annual Incentive Plan focuses on matching rewards with results and encourages executive officers to make significant contributions toward our financial results by providing a basic reward for reaching minimum expectations, plus an upside for reaching our aspirational goals.

Terms of Awards

In 2007, base salary plus target performance-based cash incentive compensation, or total cash compensation, for our executive officers, other than Messrs. Iaccarino and Pearson, was set at the 75th percentile of surveyed companies, as described above. Each executive officer has a target payout amount that is expressed as a percentage of his annualized base salary. For Mr. Parks, the target payout amount was 131% of base salary, for Mr. Scullion, 100% of base salary, for Mr. Szeftel, 125% of base salary, for Mr. Heffernan, 110% of base salary and for Mr. Tucker, 125% of base salary. In addition, our chief executive officer has the discretion, as authorized by the compensation committee, to adjust each payout of performance-based cash incentive compensation up or down by up to 10% from the amount communicated to the executive officer; however, the chief executive officer does not have the authority to make any such adjustments to his own payout amount. In determining whether and to what extent to make such adjustments, the chief executive officer typically considers the value provided by each executive officer, as demonstrated by the challenges addressed and particular expertise required of such executive officer during the fiscal year.

Guided by our annual growth and profitability objectives of 12% revenue growth, 15% EBITDA growth and 18% cash EPS growth, the payout of performance-based cash incentive compensation for our executive officers is generally contingent upon meeting line of business specific and/or corporate EBITDA targets, line of business specific and/or corporate revenue targets and target levels of associate engagement. We consider associate engagement, which is the extent to which associates are committed, motivated and actively involved in helping our company be successful, to be a critical, non-financial organizational factor that contributes to sustainable business performance and to maintaining a competitive advantage in recruiting, developing and retaining high performing associates. Weightings applicable to each of these components of performance-based cash incentive compensation vary by executive officer, as set forth in the table below with regard to our NEOs.

Name	Corporate Revenue	Corporate EBITDA	Corporate Associate Engagement	Other Key Performance Indicators	Line of Business Specific Performance Targets
J. Michael Parks	40%	45%	15%	—	—
John W. Scullion	40%	45%	15%	—	—
Ivan M. Szeftel	10%	10%	—	—	80%
Edward J. Heffernan	25%	45%	10%	20%	—
Dwayne H. Tucker(1)	25%	45%	10%	20%	—
	10%	10%	—	—	80%

(1)	During 2007, Mr. Tucker assumed the responsibility as Executive Vice President of Human Resources, in addition to his responsibilities as the President of our Transaction Services segment. Accordingly, Mr. Tucker’s original performance-based incentive compensation target amount was split into two portions to reflect this additional assignment. Each portion had varying components and weightings, as shown in the table above.

As shown above, performance-based cash incentive compensation for Messrs. Parks, Scullion and Heffernan, and for a portion of Mr. Tucker’s performance-based cash incentive compensation was based primarily on corporate targets, reflecting the responsibilities of these executive officers. Our corporate performance targets for 2007 were $2.15 billion in revenue, $575 million in EBITDA and a 71% associate engagement rate.

Each of Messrs. Heffernan and Tucker also had certain portions of their performance-based cash incentive compensation linked to certain key performance indicators. These key performance indicators were determined by the chief executive officer and relate to certain essential aspects of our performance that may not be directly correlated to our financial performance. For the 2007 performance year, these key performance indicators included meeting budget goals and securing excess liquidity given the current credit market conditions for Mr. Heffernan, and achieving corporate synergy targets for human resources, corporate marketing and corporate communications for Mr. Tucker. The chief executive officer monitors the development of these key performance indicators throughout the performance year and makes the determination, in his discretion, of the percentage payout with respect to this component of performance-based cash incentive compensation.

In addition, 80% of the target payout amount for Mr. Szeftel and the portion of the target payout amount for Mr. Tucker reflecting his line of business responsibilities were linked to certain lines of business for which they maintained accountability in 2007, as follows: 40% line of business EBITDA target; 25% line of business revenue target and 15% line of business associate engagement target. Mr. Szeftel’s targets were based on the performance of the retail services line of business, and were $829.7 million in revenue, $422.6 million in EBITDA and a 75% associate engagement rate. Mr. Tucker’s targets were based on the performance of the utility services, merchant services and mail services lines of business, and were a combined $375 million in revenue, $18 million in EBITDA and a 65% associate engagement rate.

On March 10, 2008, we realigned our business segments used for financial reporting purposes to more accurately reflect our core businesses, as described in our Current Report on Form 8-K filed with the SEC on March 13, 2008. The previous retail services line of business consisted of what is now segmented as private label services and private label credit. Our mail services line of business was sold effective November 7, 2007 and our utility services and merchant services lines of business have been reclassified as discontinued operations for financial reporting purposes.

For each performance target, payout is determined on a fixed scale, ranging from 65% payout when a minimum percentage of the target is met, 100% payout when 100% of the target is met and a maximum 150% payout when the target is exceeded by a certain percentage, as follows:

	Minimum Payout	Target Payout	Maximum Payout
Corporate and Credit Services Segment	90% of target achieved	100% of target achieved	110% or more of target achieved
Other Business Segments	80% of target achieved	100% of target achieved	120% or more of target achieved

Payout over 100% for the associate engagement component is contingent upon meeting both the applicable EBITDA and revenue targets. Eligibility to receive the revenue component of the performance-based cash incentive compensation is also contingent upon meeting a pre-determined corporate cash EPS growth objective, which for 2007 was $3.14 per share.

In accordance with the pre-determined formula for the calculation of performance-based cash incentive compensation payouts and the applicable weightings as set forth above, our NEOs received the payouts of performance-based cash incentive compensation as reflected in the Summary Compensation Table below, which equate to the following percentages of target payout amounts for the 2007 performance year: for Mr. Parks, 139%; for Mr. Scullion, 139%; for Mr. Szeftel, 139%; for Mr. Heffernan, 146%; and for Mr. Tucker, 110%.

The compensation committee feels that revenue, EBITDA, cash EPS and associate engagement performance measures are integral to achievement of our long-term growth and profitability objectives. However, when making awards, the compensation committee has discretion to select from numerous performance measures and may employ those performance measures it deems most appropriate for a given year. The selected performance measures may differ from year to year, and may also include any of the following: annual return on capital, net earnings, annual earnings per share, annual cash flow provided by operations, funds from operations, funds from operations per share, operating income, before or after tax income, cash available for distribution, cash available for distribution per share, return on equity, return on assets, share price performance, improvements in our attainment of expense levels, implementation or completion of critical projects, improvement in cash-flow or (before or after tax) earnings and attainment of strategic business criteria or total shareholder return. Additional details of performance-based cash incentive compensation are included below under the caption “Non-Equity Incentive Compensation.”

Generally, for other senior management below the executive level, performance-based cash incentive compensation is paid pursuant to incentive compensation plans approved annually by the compensation committee. Each participant has a target payout amount that is expressed as a percentage of his or her annualized base salary. The amount of compensation a participant receives depends on the percentage of performance targets that are achieved. Under the 2007 Incentive Compensation Plan, the critical performance measures were overall corporate and line of business revenue and EBITDA targets, associate engagement, as measured by an annual associate satisfaction survey, and in some cases, individual performance against pre-determined objectives.

Payout over 100% for the associate engagement component is contingent upon meeting both the applicable EBITDA and revenue targets. Payouts are determined on a fixed scale, ranging from 65% payout when a minimum percentage of the target is met, 100% payout when 100% of the target is met and a maximum 150% payout when the target is exceeded by a certain percentage, except that the payout for the individual performance component may not exceed 110%.

We set applicable revenue, EBITDA and cash EPS growth targets at relatively high levels with respect to our past performance. While performance targets have frequently been achieved, we are a young company with historically high rates of growth. As we continue to grow and expand our offerings and client base, we believe these performance targets will become increasingly challenging for our executive officers and other senior management to obtain and will continue to encourage sustained above industry-average growth and high stockholder return.

Waiver or Amendment

Under the Executive Annual Incentive Plan, the compensation committee has the authority to reduce or eliminate an award to a participant after a termination or a reduction in duties and may adjust performance targets or awards to take into account certain significant corporate events or in response to changes in relevant accounting or other rules and regulations. Further, the board of directors or the compensation committee, if so designated by the board of directors, has authority to amend, modify or suspend the Executive Annual Incentive Plan and the terms and provisions of any award granted thereunder that has not yet been paid. Individual payment calculations and amounts under the incentive compensation plans applicable to other senior management may be adjusted or modified at any time with the approval of the chief executive officer, the appropriate executive vice president, the appropriate business manager and the senior director of corporate compensation. No such changes were made to any awards granted to our executive officers with respect to the 2007 performance year.

Long-Term Equity Incentive Compensation

We grant long-term equity incentive awards to encourage retention and foster a focus on long-term results, as well as to align the interests of our executive officers with those of our stockholders. In granting these awards, the compensation committee may establish restrictions, performance measures and targets as it deems appropriate. Generally, awards of long-term equity incentive compensation pay out only upon attainment of a threshold level of pre-determined performance targets, such as cash EPS, revenue or EBITDA growth, or continued employment of an executive officer.

In 2007, total direct compensation, which includes base salary, target performance-based cash incentive compensation and target long-term equity incentive compensation, for our executive officers, other than Messrs. Iaccarino and Pearson, was set at the 75th percentile of surveyed companies, as described above. In determining the size of long-term equity incentive awards, the compensation committee also considers, among other factors, the value of total direct compensation for comparable positions in comparable companies, company and individual performance against strategic plans, the number and value of stock options and restricted stock or restricted stock unit awards previously granted, the allocation of overall equity awards attributed to our executive officers relative to all equity awards and the relative proportion of long-term incentives within the total direct compensation mix.

We currently grant long-term equity incentive compensation to the executive officers and senior management pursuant to our 2005 Long Term Incentive Plan and have granted long-term equity incentive compensation that remains outstanding under our prior equity plans, both the 2003 Long Term Incentive Plan and the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan. The 2005 Long Term Incentive Plan was adopted by the board of directors on March 31, 2005 and approved by stockholders on June 7, 2005. Each of the three plans permit the board of directors to delegate all or a portion of its authority under the plan to the compensation committee, and the board of directors has done so except for purposes of awards to the chief executive officer. The 2003 Long Term Incentive Plan was approved by stockholders in June 2003, and the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan was approved by stockholders before we became a public company.

Terms of Awards

Long-term equity incentive awards to our executive officers typically consist of a roughly equal mix of: (1) options to purchase our common stock; (2) time-based restricted stock or time-based restricted stock unit awards; and (3) performance-based restricted stock or performance-based restricted stock unit awards. In each case, the executive officer must be employed at the time of vesting to receive the award. Stock options, by their nature, only provide a reward when the price of our common stock appreciates over time, and awards of time-based and performance-based restricted stock or stock units encourage retention and directly build executive stock ownership.

The average of the high and low prices on the New York Stock Exchange during the trading hours on the date of grant is utilized as the basis for determining the specific number of either time-based or performance-based restricted stock or restricted stock unit awards. The number of options granted is determined by multiplying that average price times the binomial lattice model valuation performed by an independent third party. We issued restricted stock under our equity plans through February 2006 and have issued exclusively restricted stock units since that time, and we do not anticipate issuing restricted stock in the future. The exercise price for stock options is the fair market value of our common stock on the date of grant, which, according to the terms of each of our equity plans, is equal to the average of the high and low prices on the New York Stock Exchange during the trading hours on the date of grant. Stock options typically vest ratably over three years and expire ten years after the date of grant, if unexercised.

Time-based restricted stock and time-based restricted stock unit awards granted to our executive officers typically vest ratably over a three year period. Performance-based restricted stock unit awards granted to our executive officers in 2007, other than Messrs. Pearson and Iaccarino, vested in February 2008 based on 2007 cash EPS growth, with the number of shares ultimately received determined on a fixed scale with a minimum cash EPS growth rate of 10% necessary to receive a minimum 50% of the award, 18% cash EPS growth to receive 100% of the award, and at least 36% cash EPS growth to receive a maximum 200% of the award. These target growth rates were selected to emulate long-term historical S&P 500 performance at the 50th, 75th and 90th percentiles, respectively. For purposes of this calculation, cash EPS includes stock-based compensation expense, net of tax. Based on the company’s cash EPS growth of 20.9% in 2007, our executive officers, other than Messrs. Iaccarino and Pearson, received 111% of the performance-based restricted stock unit awards granted in 2007. Additional details of long-term equity incentive compensation are included below under the caption “Equity Incentive Compensation.”

Awards granted to other senior management are made concurrently with awards to our executive officers and are subject to the same general vesting provisions, except with regard to performance-based restricted stock units. For performance-based restricted stock units granted to senior management below the executive level, no shares may vest unless the minimum 10% cash EPS growth target is obtained, at which point 100% of the shares or units vest. Based on the company’s cash EPS growth of 20.9% in 2007, 100% of the awards granted to senior management vested in February 2008.

Waiver or Amendment

Following certain significant corporate events, unusual and non-recurring corporate events or following changes in applicable laws, regulations or accounting principles, the compensation committee has the authority under both the 2005 Long Term Incentive Plan and the 2003 Long Term Incentive Plan to waive performance conditions relating to an award and to make adjustments to any award that the compensation committee feels is appropriate. Further, the compensation committee may reduce payout amounts under performance-based awards if, in the discretion of the compensation committee, such a reduction is appropriate. The compensation committee may not, however, increase the payout amount for any such performance-based award. In addition, these plans do not permit stock options to be “repriced” at a lower exercise price, or otherwise modified or amended in such a manner that would constitute a “repricing.” Under both the 2005 Long Term Incentive Plan and the 2003 Long Term Incentive Plan, the compensation committee has the authority to cancel or require repayment of an award in the event a participant or former participant breaches any non-solicitation agreement entered into with the company. Under the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan, the board of directors or delegated committee thereof has the right to amend any stock option or restricted stock or restricted stock unit award granted to a participant, in most cases subject to the participant’s written consent.

Special Awards

On January 31, 2007, the compensation committee and the board of directors approved a special award for certain of our executive officers, including Messrs. Scullion, Szeftel, Heffernan, Tucker and Utay, designed to retain and incent those executive officers, consistent with stockholder value, in recognition of the company’s proven track record of success attributable to continuity in the executive leadership and the performance of those executive officers. This special award includes cash and performance-based restricted stock units on a three-year, back-end loaded vesting schedule of 25%, 25% and 50%. The cash portion of this special award is pursuant to the Executive Annual Incentive Plan and the performance-based restricted stock unit portion of the special award is pursuant to the 2005 Long Term Incentive Plan, each as described above. The special awards are structured to meet the deductibility requirements of Internal Revenue Code Section 162(m). Business needs and other retention considerations led to differentiation among the individual executive officers in calibrating the special award values.

On December 21, 2007, the compensation committee approved awards of time-based restricted stock units to Messrs. Scullion, Szeftel, Heffernan and Pearson, which awards vest three years from the date of grant. These special retention awards were made, in part, to facilitate these executive officers’ required equity contributions in connection with the Merger, and were made in lieu of the typical annual award of long-term equity incentive compensation that would otherwise have been granted in February 2008.

Further details of these special awards are set forth below under the caption “Special Awards.”

Executive Deferred Compensation Plan

We adopted the Executive Deferred Compensation Plan in December 2004 as a successor to our former Supplemental Executive Retirement Plan, a substantially similar deferred compensation plan. The purpose of the Executive Deferred Compensation Plan is to help certain key individuals maximize their pre-tax savings and company contributions that are otherwise restricted due to tax limitations. The Executive Deferred Compensation Plan allows the participant to contribute:

•	up to 50% of eligible compensation on a pre-tax basis;

•	any pre-tax 401(k) contributions that would otherwise be returned because of reaching the statutory limit under Section 415 of the Internal Revenue Code; and

•	any retirement savings plan contributions for compensation in excess of the statutory limits.

Account balances accrue interest at a rate of 8.0% per year, which is currently above market rates as defined by the SEC; this interest rate may be adjusted periodically by the committee of management that administers the Executive Deferred Compensation Plan. Further details of the Executive Deferred Compensation Plan are set forth below following the Nonqualified Deferred Compensation table.

Perquisites

With limited exceptions, the compensation committee’s policy is to provide personal benefits and perquisites to our executive officers that are substantially similar to those offered to our other associates at or above the level of vice president. The personal benefits and perquisites that may be available in addition to those available to our other associates include enhanced life insurance, long-term disability benefits, an annual physical, company contributions to the Executive Deferred Compensation Plan, travel and related expenses for spouses in connection with company events, and in certain cases, commuting and living expenses. For additional information about the perquisites given to our NEOs in 2007, see the Summary Compensation Table below.

Agreements with Executive Officers

Change in Control Agreements

We believe that executive performance generally may be hampered by distraction, uncertainty and other activities in the event of an actual or threatened change in control event. In order to reduce such adverse effects and encourage fair treatment of our executive officers in connection with any such change in control event, we have entered into a change in control agreement with certain of our executive officers. Payouts under the change in control agreements are triggered upon a qualifying termination, defined in the change in control agreements as: (1) termination by the executive officer for good reason within two years of a change in control event; or (2) termination of the executive officer by the company without cause within two years of a change in control event. With regard to our chief executive officer, termination for good reason or termination without cause must occur within three years of a change in control event. A termination of the executive officer’s employment due to disability, retirement or death will not constitute a qualifying termination. We believe that this “double trigger” approach is appropriate, whereby an executive officer will only receive payout under a change in control agreement following both a change in control and a subsequent termination under the enumerated circumstances.

Upon a qualifying termination, the executive officer will be paid all earned and accrued salary due and owing to the executive officer, a pro-rata portion of the executive officer’s target bonus, continued medical, dental and hospitalization coverages for a pre-determined period, other benefits due under benefit plans, all accrued and unpaid vacation and a severance amount. For our chief executive officer, the severance amount is equal to three times the sum of his current base salary and target cash incentive compensation, and for our chief financial officer and other executive officers, the severance amount is equal to two times the sum of the executive officer’s current base salary and target cash incentive compensation. Any severance amounts to which the executive officer is entitled will be paid in a lump sum within thirty days of execution by the executive officer of a general release.

If an executive officer becomes entitled to a severance amount under a change in control agreement, such executive officer will not be entitled to severance payments under any other agreement or arrangement, including any employment agreement. Additional details of these change in control agreements are set forth below under the caption “Potential Payments upon Termination or Change in Control.”

Employment Agreements

We generally do not enter into employment agreements with our associates. However, in connection with some of our acquisitions we have entered into agreements with selected key individuals to ensure the success of the integration of the acquisition and long-term business strategies. Further, we previously entered into employment agreements with Messrs. Parks, Scullion and Szeftel to ensure their retention throughout the early stages of our growth. The terms of the employment agreements with Messrs. Parks, Scullion and Szeftel are generally no longer applicable except for certain severance or benefits, as described below under the caption “Potential Payments upon Termination or Change in Control,” in the event of a termination other than a qualifying termination following a change in control event. The compensation and benefits determinations for Messrs. Parks, Scullion and Szeftel are currently made by the board of directors and compensation committee, consistent with the company’s compensation policies as described in this Compensation Discussion and Analysis.

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers so that they may serve the company without undue concern for their protection in connection with their services. Under these indemnification agreements, if a current or former executive officer is made a party or is threatened to be made a party, as a witness or otherwise, to any threatened, pending or completed action, suit, inquiry or other proceeding by reason of any action or inaction on his part while acting on behalf of the company, the board of directors may approve payment or reimbursement of properly documented expenses, including judgments, fines, penalties, attorneys’ fees and other costs reasonably incurred by the executive officer in connection with such proceeding, to the extent not paid by applicable insurance policies. This indemnification only applies to the extent permitted by Delaware general corporation law, and the company will not be liable for damages or judgments: (1) based upon or attributable to the executive officer gaining any personal profit or advantage to which the executive officer was not legally entitled; (2) with respect to an accounting of profits made from the purchase or sale by the executive officer of securities of the company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended; or (3) resulting from an adjudication that the executive officer committed an act of active and deliberate dishonesty with actual dishonest purpose and intent, which act was material to the cause of action adjudicated.

Reasonability of Compensation

In determining appropriate compensation levels, during the course of 2007 the compensation committee reviewed all forms of executive compensation and balances in equity, retirement and nonqualified deferred compensation plans, including base salary, performance-based cash incentive compensation, long-term equity incentive awards, ratios of vested to unvested equity previously granted to our executive officers, realized stock option gains, realizable amounts from equity previously granted to our executive officers, the company’s contributions to the Alliance Data Systems 401(k) and Retirement Savings Plan and Executive Deferred Compensation Plan, life insurance and long-term disability premiums and the value of any perquisites received for the 2007 performance year. Based on company performance in 2007 and in prior years, and other applicable factors and known information, including the market data provided by the external compensation consultant, the compensation committee, and the board of directors with respect to the chief executive officer, have each determined that the total 2007 compensation paid to our executive officers was reasonable and not excessive. As previously reported, our revenue increased 14.6% to a record $2.29 billion, compared to $1.99 billion in 2006. Adjusted EBITDA increased 24.7% to $642.8 million, compared to $515.4 million for 2006. In addition, cash earnings per diluted share increased 19% to $3.75 per diluted share, compared to $3.14 per diluted share in 2006.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to each of certain executive officers of public companies. The compensation committee has considered these requirements and believes that the Executive Annual Incentive Plan and certain grants made under the Amended and Restated Alliance Data Systems Corporation and its Subsidiaries Stock Option and Restricted Stock Plan, the 2003 Long Term Incentive Plan and the 2005 Long Term Incentive Plan meet the requirement that they be “performance-based” and, therefore, compensation paid to our executive officers pursuant to the terms of these plans would generally be exempt from the limitations on deductibility. Our present intention is to comply with Section 162(m) unless the compensation committee feels that compliance in a particular instance would not be in our best interest.

Director Compensation

Members of our board of directors who are also officers or employees of our company do not receive compensation for their services as directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred while serving on the board of directors and any committee of the board of directors. Non-employee director compensation typically includes an annual cash retainer, cash meeting fees and annual equity awards consisting of options to purchase our common stock and restricted stock awards. In June 2007, however, due to the Merger, the compensation committee recommended and the board of directors approved a change to the compensation paid to our non-employee directors. For the 2007-2008 service term, commencing on June 6, 2007 and ending on the date of our 2008 annual meeting of stockholders or such earlier date, subject to the closing of the Merger, the non-employee directors did not receive any equity awards and instead received additional cash compensation, as set forth below in the Director Compensation table. Additional details of our director compensation package are included below following the Director Compensation table.

We typically target total non-employee director compensation between the 50th and 75th percentile of comparable public companies. We feel this approach to non-employee director compensation is appropriate because: (1) we are a public company; (2) there is an increased focus on corporate governance and has been a corresponding drain to the available talent pool for directors; and (3) we want to align our non-employee director compensation plan with our executive compensation plans.

We have entered into an indemnification agreement with each of our directors. These indemnification agreements contain substantially the same terms as described above with respect to our executive officers.

Non-GAAP Performance Measures

As described above, certain performance-based compensation is dependent, in part, upon the attainment of EBITDA and cash EPS targets. EBITDA is a non-GAAP financial measure generally equal to net income, the most directly comparable GAAP financial measure, plus stock compensation expense, provision for income taxes, interest expense, net, depreciation and other amortization and amortization of purchased intangibles. Cash EPS is generally equal to net income per share, but without deduction for non-cash operating expenses, such as amortization of purchased intangibles and stock compensation expense, with an applicable income tax adjustment. We use EBITDA measures as an integral part of our internal reporting to measure the performance of our reportable segments and to evaluate the performance of our senior management, as well as to monitor compliance with financial covenants in our credit agreement and our senior note agreements.

EBITDA measures are considered important indicators of the operational strength of our businesses. EBITDA measures eliminate the uneven effect across all business segments of considerable amounts of non-cash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets, the impact of related impairments, as well as asset sales through other financial measures, such as capital expenditures, investment spending and return on capital. EBITDA measures also eliminate the non-cash effect of stock compensation expense. Stock compensation expense is not included in the measurement of EBITDA provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocations. Therefore, we believe that EBITDA measures provide useful information to our investors regarding our performance and overall results of operations.

EBITDA measures are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either operating income or net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA measures are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA measures discussed in this proxy statement may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

The following tables and accompanying narratives set forth the compensation paid to our chief executive officer, chief financial officer and the next three most highly paid executive officers for the fiscal years ended December 31, 2006 and 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
J. Michael Parks	2007	$900,000	$100,000		$2,351,484	$1,094,290	$1,635,863	$29,282	$64,857	$6,175,776
Chairman of the Board of Directors and Chief Executive Officer	2006	$840,000	—		$2,784,859	$1,335,655	$1,572,196	$25,796	$75,907	$6,634,413

John W. Scullion(5)	2007	$774,435	$134,316		$1,399,380	$596,156	$1,343,162	—	$306,594	$4,554,043
President and Chief Operating Officer	2006	$549,622	$91,296	(6)	$1,395,903	$606,367	$792,180	—	$58,108	$3,493,476

Ivan M. Szeftel	2007	$475,000	$75,560		$1,660,552	$485,839	$755,606	$9,593	$94,272	$3,556,422
Executive Vice President and President, Retail Credit Services	2006	$460,000	$66,066		$1,532,637	$538,998	$825,844	$6,831	$96,088	$3,526,464

Edward J. Heffernan	2007	$425,000	$63,189		$1,462,321	$371,946	$631,890	$6,675	$49,079	$3,010,100
Executive Vice President and Chief Financial Officer	2006	$400,000	$56,579		$1,170,508	$408,828	$628,650	$4,086	$48,828	$2,714,479

Dwayne H. Tucker	2007	$375,000	$45,140		$1,152,332	$360,234	$451,406	$11,502	$143,222	$2,538,836
Executive Vice President, Human Resources and President, Transaction Services	2006	$365,000	$20,224		$1,243,090	$413,993	$334,020	$7,663	$155,469	$2,539,459

(1)	This column includes amounts deferred pursuant to the Executive Deferred Compensation Plan. In 2007, $47,501 was deferred by Mr. Szeftel, $63,750 was deferred by Mr. Heffernan and $56,250 was deferred by Mr. Tucker; in 2006, $26,892 was deferred by Mr. Szeftel, $95,133 was deferred by Mr. Heffernan and $49,000 was deferred by Mr. Tucker.
(2)	Amounts in this column represent discretionary increases to Non-Equity Incentive Plan Compensation granted to the executive officers by the chief executive officer, in his sole discretion, and with regard to the chief executive officer, discretionary increases to Non-Equity Incentive Plan Compensation granted by the board of directors, in their sole discretion.
(3)	This column includes amounts deferred pursuant to the Executive Deferred Compensation Plan. In 2007, $83,117 was deferred by Mr. Szeftel and $104,262 was deferred by Mr. Heffernan; in 2006, $71,352 was deferred by Mr. Szeftel, $82,227 was deferred by Mr. Heffernan and $177,122 was deferred by Mr. Tucker.
(4)	See the All Other Compensation table below for further information regarding amounts included in this column.
(5)	Amounts included for Mr. Scullion are shown in US Dollars but were paid to Mr. Scullion in Canadian Dollars. To convert the amounts paid to US Dollars, we used the prevailing exchange rate as of the last business day of the applicable year (for 2007 amounts, an exchange rate of 1.01936 US Dollars per Canadian Dollar, and for 2006 amounts, an exchange rate of .86169 US Dollars per Canadian Dollar).
(6)	This amount includes $20,000 granted to Mr. Scullion commensurate with his appointment as President and Chief Operating Officer in October 2006, before his compensation was increased.

The amounts reported in the Stock Awards and Option Awards columns reflect the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal years ended December 31, 2006 and 2007 of awards of stock options and restricted stock or restricted stock units to each of the NEOs calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), and were calculated using certain assumptions, as set forth in Note 15 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K, filed with the SEC on February 28, 2008. These amounts reflect our accounting expense, and may not correspond to the actual value that will be realized by the NEOs. To see the value of awards made to the NEOs in 2007, see the Fiscal Year 2007 Grants of Plan Based Awards table below. Awards included in the Stock Awards and Option Awards columns were granted pursuant to the 2005 Long Term Incentive Plan, discussed in further detail below under the caption “Equity Incentive Compensation.”

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned and paid to each NEO in February 2007 and 2008 for 2006 and 2007 performance, respectively, under the Executive Annual Incentive Plan, as described below under the caption “Non-Equity Incentive Compensation.” For the 2007 performance year, these amounts are the actual amounts earned under the awards described in the Fiscal Year 2007 Grants of Plan-Based Awards table below. These payout amounts were computed in accordance with the pre-determined formula for the calculation of performance-based cash incentive compensation and the applicable weightings as set forth above in the Compensation Discussion and Analysis.

The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column consist entirely of above-market earnings on compensation deferred pursuant to the Executive Deferred Compensation Plan, as described below following the Nonqualified Deferred Compensation table. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 8.0% annual interest rate credited by the company on contributions.

All Other Compensation

Name	Year	Registrant Contributions to 401(k) and Retirement Savings Plan		Registrant Contributions to Executive Deferred Compensation Plan		Life Insurance Premiums		Medical and Dental Insurance Premiums			Disability Insurance Premiums			Other		Perquisites and Personal Benefits
J. Michael Parks	2007 2006	$ $	9,000 16,031	$ $	34,693 34,619	$ $	570 130	$ $	11,139 10,722		$ $	1,800 150		— —		$ $	7,655 14,255	(1)
John W. Scullion(2)	2007 2006		— —		— —	$	— 18	$ $	141,468 24,875	(3) (7)	$ $	11,009 10,039	(4) (8)	$134,186 —	(5)	$ $	19,931 23,176	(6)
Ivan M. Szeftel	2007 2006	$ $	9,000 16,031	$ $	34,693 29,483	$ $	652 607	$ $	10,999 10,588		$ $	1,800 150		— —		$ $	37,128 39,229	(9)
Edward J. Heffernan	2007 2006	$ $	9,000 16,031	$ $	24,739 20,093	$ $	583 528	$ $	10,999 10,068		$ $	1,800 150		— —		$ $	1,958 1,958	(10)
Dwayne H. Tucker	2007 2006	$ $	9,000 16,031	$ $	24,662 12,680	$ $	515 483	$ $	10,619 10,202		$ $	1,800 150		— —		$ $	96,626 115,923	(11)

(1)	This amount includes supplemental life insurance premiums, an executive physical, personal use of a country club membership and travel and related expenses for his spouse in connection with company events.
(2)	Amounts included for Mr. Scullion are shown in US Dollars but were paid to Mr. Scullion in Canadian Dollars. To convert the amounts paid to US Dollars, we used the prevailing exchange rate as of the last business day of the applicable year (for 2007 amounts, an exchange rate of 1.01936 US Dollars per Canadian Dollar, and for 2006 amounts, an exchange rate of .86169 US Dollars per Canadian Dollar).
(3)	This amount includes medical and dental insurance premiums and $137,464 required employer health tax.
(4)	This amount includes both short-term and long-term disability insurance premiums.
(5)	This amount represents travel insurance policies and $134,146 in reimbursements for US income taxes paid to Mr. Scullion and a corresponding gross-up to offset additional Canadian income taxes due from Mr. Scullion as a result of this payment. Because Mr. Scullion resides in Canada and has responsibilities in both Canada and the US, Mr. Scullion is subject to income taxes in both the US and Canada. Any credit received by Mr. Scullion against his Canadian income taxes as a result of this payment will be due and owing to us by Mr. Scullion.
(6)	This amount includes supplemental life and medical insurance premiums and travel and related expenses for his spouse in connection with company events.
(7)	This amount represents required employer contributions to Canada’s health insurance program.
(8)	This amount includes both long-term disability insurance premiums and long-term illness insurance premiums.
(9)	This amount includes supplemental life insurance premiums, commuting and housing expenses, use of a company vehicle and travel and related expenses for his spouse in connection with company events.
(10)	This amount represents supplemental life insurance premiums.
(11)	This amount includes supplemental life insurance premiums, an executive physical, travel and related expenses for his spouse in connection with company events, personal use of a country club membership, $26,350 in commuting expenses, $40,192 in housing expenses and $22,884 in tax reimbursements for housing expenses. Each of these items were either reimbursed directly to Mr. Tucker or directly paid on behalf of Mr. Tucker.

Fiscal Year 2007

Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to the NEOs in 2007, including performance-based cash incentive compensation awards and stock option and restricted stock unit awards. Each award is shown separately for each NEO, with the corresponding vesting schedule for each equity award in the footnotes following this table.

Name	Grant Date	Date Authorized by the Board of Directors or Compensation Committee (relative to option awards)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards				Exercise or Base Price of Option Awards ($/ Sh)(2)	Closing Market Price on Grant Date (relative to option awards)	Full Grant Date Fair Value of Equity Awards Granted in 2007
			Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
J. Michael Parks	2/21/07						8,800	17,601	(3)	35,202			$1,112,559
J. Michael Parks	2/21/07							17,601	(4)				$1,112,559
J. Michael Parks	2/21/07	1/31/07						41,408	(5)		$63.35	$63.21	$1,083,380
J. Michael Parks			$766,350	$1,179,000		$1,768,500
John W. Scullion	2/21/07						3,882	7,765	(6)	15,530			$490,826
John W. Scullion	2/21/07							7,765	(7)				$490,826
John W. Scullion	2/21/07	1/31/07						18,268	(8)		$63.35	$63.21	$477,956
John W. Scullion	2/21/07							13,395	(9)				$846,698
John W. Scullion				$862,500	(10)
John W. Scullion	12/21/07							18,350	(11)				$1,370,745
John W. Scullion(12)			$629,229	$968,044		$1,452,066
Ivan M. Szeftel	2/21/07						3,688	7,377	(13)	14,754			$466,300
Ivan M. Szeftel	2/21/07							7,377	(14)				$466,300
Ivan M. Szeftel	2/21/07	1/31/07						17,355	(15)		$63.35	$63.21	$454,068
Ivan M. Szeftel	2/21/07							21,354	(16)				$1,349,786
Ivan M. Szeftel				$1,375,000	(17)
Ivan M. Szeftel	12/21/07							12,235	(18)				$913,955
Ivan M. Szeftel			$389,025	$598,500		$897,750
Edward J. Heffernan	2/21/07						3,235	6,471	(19)	12,942			$409,032
Edward J. Heffernan	2/21/07							6,471	(20)				$409,032
Edward J. Heffernan	2/21/07	1/31/07						15,223	(21)		$63.35	$63.21	$398,288
Edward J. Heffernan	2/21/07							20,966	(22)				$1,325,261
Edward J. Heffernan				$1,350,000	(23)
Edward J. Heffernan	12/21/07							12,235	(24)				$913,955
Edward J. Heffernan			$309,400	$476,000		$714,000
Dwayne H. Tucker	2/21/07						2,653	5,306	(25)	10,612			$335,392
Dwayne H. Tucker	2/21/07							5,306	(26)				$335,392

Name	Grant Date	Date Authorized by the Board of Directors or Compensation Committee (relative to option awards)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards				Exercise or Base Price of Option Awards ($/ Sh)(2)	Closing Market Price on Grant Date (relative to option awards)	Full Grant Date Fair Value of Equity Awards Granted in 2007
			Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Dwayne H. Tucker	2/21/07	1/31/07						12,483	(27)		$63.35	$63.21	$326,600
Dwayne H. Tucker	2/21/07							9,706	(28)				$613,516
Dwayne H. Tucker				$625,000	(29)
Dwayne H. Tucker			$292,500	$450,000		$675,000

(1)	Awards shown in this column were granted pursuant to the Executive Annual Incentive Plan, as described below under the caption “Non-Equity Incentive Compensation.”
(2)	The exercise price for stock options granted in 2007 is the fair market value of our common stock on the date of the grant, which, according to the terms of each of our equity plans, is equal to the average of the high and low prices on the New York Stock Exchange during the trading hours on the date of grant.
(3)	The award is for 17,601 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down at the time of vesting. On 2/21/08, based on the company’s cash EPS growth rate in 2007, common stock equal to 111% of the target performance-based restricted stock unit award granted on 2/21/07 was received, resulting in the issuance of an aggregate of 19,537 fully vested shares.
(4)	The award is for 17,601 shares of common stock represented by time-based restricted stock units. The restrictions on 5,808 shares lapsed on 2/21/08, and the restrictions will lapse on 5,808 shares on 2/21/09 and on 5,985 shares on 2/21/10.
(5)	The award is for options representing 41,408 shares of common stock, of which 13,664 options vested on 2/21/08, 13,665 options will vest on 2/21/09 and 14,079 options will vest on 2/21/10.
(6)	The award is for 7,765 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down at the time of vesting. On 2/21/08, based on the company’s cash EPS growth rate in 2007, common stock equal to 111% of the target performance-based restricted stock unit award granted on 2/21/07 was received, resulting in the issuance of an aggregate of 8,619 fully vested shares.
(7)	The award is for 7,765 shares of common stock represented by time-based restricted stock units. The restrictions on 2,562 shares lapsed on 2/21/08, and the restrictions will lapse on 2,562 shares on 2/21/09 and on 2,641 shares on 2/21/10.
(8)	The award is for options representing 18,268 shares of common stock, of which 6,028 options vested on 2/21/08, 6,028 options will vest on 2/21/09 and 6,212 options will vest on 2/21/10.
(9)	The award is for 13,395 shares of common stock represented by performance-based restricted stock units. Based on the company meeting a cash EPS growth hurdle for 2007, the restrictions on 3,348 shares lapsed on 2/21/08; the restrictions will lapse on 3,349 shares in February 2009 and on 6,698 shares in February 2010.
(10)	Mr. Scullion received 25% of this award in February 2008, and subject to his continued employment at such times, will receive an additional 25% of this award in February 2009 and the final 50% in February 2010. Amounts included for Mr. Scullion are shown in US Dollars but are paid to Mr. Scullion in Canadian Dollars. We used an exchange rate of 1.00794 US Dollars per Canadian Dollar, which was the prevailing exchange rate as of the date of calculation for payroll purposes, to convert the amounts paid to US Dollars.
(11)	The award is for 18,350 shares of common stock represented by time-based restricted stock units. The restrictions on 100% of the shares will lapse on 12/21/10.
(12)	Amounts included for Mr. Scullion are shown in US Dollars but were paid to Mr. Scullion in Canadian Dollars. We used an exchange rate of 1.01936 US Dollars per Canadian Dollar, which was the prevailing exchange rate as of December 31, 2007, the last business day of the year, to convert the amounts paid to US Dollars.
(13)	The award is for 7,377 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down at the time of vesting. On 2/21/08, based on the company’s cash EPS growth rate in 2007, common stock equal to 111% of the target performance-based restricted stock unit award granted on 2/21/07 was received, resulting in the issuance of an aggregate of 8,188 fully vested shares.
(14)	The award is for 7,377 shares of common stock represented by time-based restricted stock units. The restrictions on 2,434 shares lapsed on 2/21/08, and the restrictions will lapse on 2,434 shares on 2/21/09 and on 2,509 shares on 2/21/10.
(15)	The award is for options representing 17,355 shares of common stock, of which 5,727 options vested on 2/21/08, 5,727 options will vest on 2/21/09 and 5,901 options will vest on 2/21/10.
(16)	The award is for 21,354 shares of common stock represented by performance-based restricted stock units. Based on the company meeting a cash EPS growth hurdle for 2007, the restrictions on 5,338 shares lapsed on 2/21/08; the restrictions will lapse on 5,339 shares in February 2009 and on 10,677 shares in February 2010.

(17)	Mr. Szeftel received 25% of this award in February 2008, and subject to his continued employment at such times, will receive an additional 25% of this award in February 2009 and the final 50% in February 2010.
(18)	The award is for 12,235 shares of common stock represented by time-based restricted stock units. The restrictions on 100% of the shares will lapse on 12/21/10.
(19)	The award is for 6,471 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down at the time of vesting. On 2/21/08, based on the company’s cash EPS growth rate in 2007, common stock equal to 111% of the target performance-based restricted stock unit award granted on 2/21/07 was received, resulting in the issuance of an aggregate of 7,183 fully vested shares.
(20)	The award is for 6,471 shares of common stock represented by time-based restricted stock units. The restrictions on 2,135 shares lapsed on 2/21/08, and the restrictions will lapse on 2,135 shares on 2/21/09 and on 2,201 shares on 2/21/10.
(21)	The award is for options representing 15,223 shares of common stock, of which 5,023 options vested on 2/21/08, 5,024 options will vest on 2/21/09 and 5,176 options will vest on 2/21/10.
(22)	The award is for 20,966 shares of common stock represented by performance-based restricted stock units. Based on the company meeting a cash EPS growth hurdle for 2007, the restrictions on 5,241 shares lapsed on 2/21/08; the restrictions will lapse on 5,242 shares in February 2009 and on 10,483 shares in February 2010.
(23)	Mr. Heffernan received 25% of this award in February 2008, and subject to his continued employment at such times, will receive an additional 25% of this award in February 2009 and the final 50% in February 2010.
(24)	The award is for 12,235 shares of common stock represented by time-based restricted stock units. The restrictions on 100% of the shares will lapse on 12/21/10.
(25)	The award is for 5,306 shares of common stock represented by performance-based restricted stock units, which could be adjusted up or down at the time of vesting. On 2/21/08, based on the company’s cash EPS growth rate in 2007, common stock equal to 111% of the target performance-based restricted stock unit award granted on 2/21/07 was received, resulting in the issuance of an aggregate of 5,890 fully vested shares.
(26)	The award is for 5,306 shares of common stock represented by time-based restricted stock units. The restrictions lapsed on 1,750 shares on 2/21/08, and the restrictions will lapse on 1,751 shares on 2/21/09 and on 1,805 shares on 2/21/10.
(27)	The award is for options representing 12,483 shares of common stock, of which 4,119 options vested on 2/21/08, 4,119 options will vest on 2/21/09 and 4,245 options will vest on 2/21/10.
(28)	The award is for 9,706 shares of common stock represented by performance-based restricted stock units. Based on the company meeting a cash EPS growth hurdle for 2007, the restrictions on 2,426 shares lapsed on 2/21/08; the restrictions will lapse on 2,427 shares in February 2009 and on 4,853 shares in February 2010.
(29)	Mr. Tucker received 25% of this award in February 2008, and subject to his continued employment at such times, will receive an additional 25% of this award in February 2009 and the final 50% in February 2010.

Non-equity incentive plan awards were made pursuant to the Executive Annual Incentive Plan, discussed in further detail below under the caption “Non-Equity Incentive Compensation.” Actual payout amounts of these awards have already been determined and were paid in February 2008, and are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. The amounts in this Fiscal Year 2007 Grants of Plan Based Awards table represent the threshold, target and maximum payout amounts of the awards made in February 2007 to each of the NEOs.

Equity incentive plan awards were granted pursuant to the 2005 Long Term Incentive Plan, discussed in further detail below under the caption “Equity Incentive Compensation.” Portions of these awards subsequently vested in February 2008, as indicated in the footnotes to this table. Full grant date fair value of equity awards granted in 2007 is computed in accordance with SFAS 123(R) and reflects the total amount of the award to be spread over the applicable vesting period, as described in the footnotes to this table. The amount recognized for financial reporting purposes under SFAS 123(R) of the target awards granted is included in the Stock Awards and Option Awards columns of the Summary Compensation Table above.

Equity Incentive Compensation

Stock option and restricted stock unit awards granted in 2006 and 2007 were granted pursuant to the 2005 Long Term Incentive Plan, which was adopted by the board of directors on March 31, 2005 and approved by stockholders on June 7, 2005. The exercise price for stock options granted in 2006 and 2007 is the fair market value of our common stock on the date of the grant, which, according to the terms of each of our equity plans, is equal to the average of the high and low prices on the New York Stock Exchange during the trading hours on the date of grant. The stock options vest ratably over three years and expire ten years after the date of grant, if unexercised. The first tranche of stock options granted in 2006 vested on February 13, 2007 and the first tranche of stock options granted in 2007 vested on February 21, 2008. Annual awards of time-based restricted stock units granted in 2006 and 2007 vest ratably over a three year period. The first tranche of time-based restricted stock units granted in 2006 vested on February 13, 2007 and the first tranche of time-based restricted stock units granted in 2007 vested on February 21, 2008. Annual awards of performance-based restricted stock units granted in 2006 and 2007 vested in February 2007 and 2008, respectively, based on the cash EPS growth in 2006 and 2007, respectively, with the number of shares ultimately received determined on a fixed scale with a minimum cash EPS growth rate of 10% necessary to receive a minimum 50% of the award, 18% cash EPS growth to receive 100% of the award, and at least 36% cash EPS growth to receive a maximum 200% of the award. These target growth rates were selected to emulate long-term historical S&P 500 performance at the 50th, 75th and 90th percentiles, respectively. For purposes of this calculation, cash EPS includes stock-based compensation expense, net of tax. Based on the company’s 2006 cash EPS growth in excess of 36%, our NEOs received 200% of the annual performance-based restricted stock unit awards granted in 2006; based on the company’s cash 2007 EPS growth of 20.9%, our NEOs received 111% of the annual performance-based restricted stock unit awards granted in 2007.

Upon termination of an executive officer for cause, all unexercised options granted to such executive officer shall immediately be forfeited. If an executive officer terminates employment for any other reason, including retirement, death or disability but excluding a qualifying termination following a change in control event, such executive officer may, for a limited time period, exercise those options that were exercisable immediately prior to such termination of employment. All unvested shares of restricted stock or restricted stock units granted to an executive officer will be forfeited upon that executive officer’s termination of employment for any reason other than a qualifying termination following a change in control event. Additional information regarding change in control events is set forth below under the caption “Potential Payments upon Termination or Change in Control.”

The 2005 Long Term Incentive Plan provides for awards of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and other performance-based awards to selected officers, associates, non-employee directors and consultants performing services for us or any of our affiliates. The 2005 Long Term Incentive Plan is an omnibus plan that gives us flexibility to adjust to changing market forces. On June 13, 2005, we filed a Registration Statement on Form S-8, File No. 333-125770, with the SEC to register an additional 4,750,000 shares of common stock, par value $0.01 per share, that may be issued and sold under the 2005 Long Term Incentive Plan. As of December 31, 2007, as a result of grants made under all of our equity plans, there were 4,605,792 shares of common stock subject to outstanding options at a weighted average exercise price of $33.98, 872,558 shares of time-based restricted stock or time-based restricted stock units and 228,576 shares of performance-based restricted stock or performance-based restricted stock units granted to associates.

The 2005 Long Term Incentive Plan is administered by the compensation committee, which has full and final authority to make awards, establish the terms thereof, and administer and interpret the 2005 Long Term Incentive Plan in its sole discretion unless authority is specifically reserved to the board of directors under the 2005 Long Term Incentive Plan, our certificate of incorporation or bylaws, or applicable law. Any action of the compensation committee with respect to the 2005 Long Term Incentive Plan will be final, conclusive and binding on all persons. The compensation committee may delegate certain responsibilities to our officers or managers. The board of directors may delegate, by a resolution adopted by the board of directors, authority to one or more of our officers to do one or both of the following: (1) designate the officers and employees who will be granted awards under the 2005 Long Term Incentive Plan; and (2) determine the number of shares subject to specific awards to be granted to such officers and employees.

The number of shares that may be delivered upon the exercise of incentive stock options may not exceed 4,000,000. During any calendar year no participant under the 2005 Long Term Incentive Plan may be granted awards of more than 500,000 shares of stock, subject to adjustments. We may reserve for the purposes of the 2005 Long Term Incentive Plan, out of our authorized but unissued shares of stock or out of shares of stock reacquired by us in any manner, or partly out of each, such number of shares of stock as shall be determined by the board of directors. In addition, any shares of stock that were not issued under our predecessor stock plans, including shares subject to awards that may have been forfeited under our predecessor stock plans, may be the subject of awards granted under the 2005 Long Term Incentive Plan. The maximum number of shares of stock available for awards shall be reduced by the number of shares in respect of which the award is granted or denominated. If any stock option is exercised by tendering shares either actually or by attestation, as full or partial payment of the exercise price, the maximum number of shares available shall be increased by the number of shares so tendered. Shares of stock allocable to an expired, canceled, settled or otherwise terminated portion of an award may again be the subject of awards granted thereunder. In addition, any shares of stock withheld for payment of taxes may be the subject of awards granted under this plan and the number of shares equal to the difference between the number of stock appreciation rights exercised and the number of shares delivered upon exercise shall again be available for awards.

The 2005 Long Term Incentive Plan provides for awards of incentive stock options to any person employed by us or by any of our affiliates. The exercise price for incentive stock options granted under the 2005 Long Term Incentive Plan may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an employee who owns 10% or more of our common stock, the exercise price of that stock option may not be less than 110% of the fair market value of our common stock on the date of grant. The 2005 Long Term Incentive Plan also provides for awards of nonqualified stock options to any officers, employees, non-employee directors or consultants performing services for us or our affiliates. The exercise price for nonqualified stock options granted under the 2005 Long Term Incentive Plan may not be less than 100% of the fair market value of our common stock on the date of grant. Under the 2005 Long Term Incentive Plan, stock options generally vest one-third per year over three years and terminate on the tenth anniversary of the date of grant. The 2005 Long Term Incentive Plan gives our board of directors discretion to determine the vesting provisions of each individual stock option. In the event of a change in control, this plan provides that our board of directors may provide for accelerated vesting of stock options.

The compensation committee is authorized under the 2005 Long Term Incentive Plan to grant restricted stock or performance share awards with restrictions that may lapse over time or upon the achievement of specified performance targets. Restrictions may lapse separately or in such installments as the compensation committee may determine. A participant granted restricted stock or performance shares shall have the stockholder rights as may be set forth in the applicable agreement, including, for example, the right to vote the restricted stock or performance shares.

The compensation committee is authorized under the 2005 Long Term Incentive Plan to grant restricted stock unit awards. Until all restrictions upon restricted stock units granted to a participant shall have lapsed, the participant may not be a stockholder of us, nor have any of the rights or privileges of a stockholder of us, including rights to receive dividends and voting rights with respect to the restricted stock units. We will establish and maintain a separate account for each participant who has received an award of restricted stock units, and such account will be credited for the number of restricted stock units granted to such participant. Restricted stock unit awards granted under the 2005 Long Term Incentive Plan may vest at such time or times and on such terms and conditions as the compensation committee may determine. The agreement evidencing the award of restricted stock units will set forth any such terms and conditions. As soon as practicable after each vesting date of an award of restricted stock units, payment will be made in stock (based upon the fair market value of our common stock on the day all restrictions lapse).

The compensation committee is also authorized under the 2005 Long Term Incentive Plan to grant stock appreciation rights, known as SARs. The exercise price per SAR shall be determined by the compensation committee and may not be less than the fair market value of a share of stock on the date of grant. The full or partial exercise of SARs that provide for stock settlement shall be made only by a written notice specifying the number of SARs with respect to which the award is being exercised. Upon the exercise of SARs, the participant is entitled to receive an amount in shares determined by multiplying (a) the appreciation value by (b) the number of SARs being exercised, minus the number of shares withheld for payment of taxes. The compensation committee may limit the number of shares that may be delivered with respect to any award of SARs by including such a limit in the agreement evidencing SARs at the time of grant.

Non-Equity Incentive Compensation

Awards of non-equity incentive compensation made to our NEOs in 2006 and 2007 were made pursuant to the Executive Annual Incentive Plan. Awards in 2006 and 2007 included annual grants of performance-based cash incentive compensation that were contingent upon meeting line of business specific and/or corporate EBITDA targets, line of business specific and/or corporate revenue targets and target levels of associate engagement, as detailed further in the Compensation Discussion and Analysis above.

For the 2006 performance year, our corporate EBITDA results were 128.9% of target and corporate revenue results were 119% of target. For the 2007 performance year, our corporate EBITDA results were 111.8% of target and corporate revenue results were 106.6% of target. In accordance with the pre-determined formula for the calculation of performance-based cash incentive compensation payouts and the applicable weightings as set forth above in the Compensation Discussion and Analysis, our NEOs received the payouts of performance-based cash incentive compensation as set forth in the Summary Compensation Table and accompanying footnotes above, which equate to the following percentages of target payout amounts: for the 2006 performance year, for Mr. Parks, 143%; for Mr. Scullion, 144%; for Mr. Szeftel, 144%; for Mr. Heffernan, 143%; and for Mr. Tucker, 73%; for the 2007 performance year, for Mr. Parks, 139%; for Mr. Scullion, 139%; for Mr. Szeftel, 139%; for Mr. Heffernan, 146%; and for Mr. Tucker, 110%. The performance-based cash incentive compensation payments in respect of the 2006 performance year were paid in February 2007 and in respect of the 2007 performance year were paid in February 2008.

Each covered employee (as defined in Section 162(m) of the Internal Revenue Code), executive officer that reports directly to our chief executive officer and any other key employees who are selected by our compensation committee may participate in the Executive Annual Incentive Plan. The Executive Annual Incentive Plan is administered by the compensation committee, which has full and final authority to: (1) select participants; (2) grant awards; (3) establish the terms and conditions of the awards; (4) notify the participants of such awards and the terms thereof; and (5) administer and interpret the Executive Annual Incentive Plan in its full discretion. The compensation committee may delegate certain responsibilities to our officers, one or more members of the compensation committee or the board of directors.

The compensation committee will establish the performance target(s) for each performance award, consisting of one or more business criteria permitted as performance measures, one or more target levels of performance with respect to each such performance measure, and the amount or amounts payable or other rights that the participant will be entitled to upon achievement of such target levels of performance. More than one performance target may be incorporated into an award, in which case achievement with respect to each performance target may be assessed individually or in combination with each other. Performance targets shall be objective and shall otherwise meet the requirements of Section 162(m) of the Internal Revenue Code. Performance targets may differ for performance awards granted to any one participant or to different participants. No participant may be granted awards in excess of $5.0 million in any calendar year.

Under Section 409A of the Internal Revenue Code, certain awards granted under the Executive Annual Incentive Plan could be determined to be deferred compensation and subject to a 20% excise tax if the terms of the awards do not meet the requirements of Section 409A of the Internal Revenue Code and any regulations or guidance issued thereunder. To the extent applicable, the Executive Annual Incentive Plan is intended to comply with Section 409A of the Internal Revenue Code. To that end, the compensation committee will interpret and administer the Executive Annual Incentive Plan in accordance with Section 409A of the Internal Revenue Code. In addition, any Executive Annual Incentive Plan provision that is determined to violate the requirements of Section 409A of the Internal Revenue Code will be void and without effect, and any provision that Section 409A of the Internal Revenue Code requires that is not expressly set forth in the Executive Annual Incentive Plan will be deemed to be included in the Executive Annual Incentive Plan, and the Executive Annual Incentive Plan will be administered in all respects as if any such provision were expressly included in the Executive Annual Incentive Plan. In addition, the timing of payment of certain awards will be revised as necessary for compliance with Section 409A of the Internal Revenue Code. The compensation committee will establish the duration of each performance period at the time that it sets the performance targets applicable to that performance period. Performance period shall mean a calendar year or such shorter or longer period as designated by the compensation committee.

Special Awards

On January 31, 2007, the compensation committee and the board of directors approved a special award for certain of our executive officers, including Messrs. Scullion, Szeftel, Heffernan, Tucker and Utay. This special award includes cash and performance-based restricted stock units, split 50% cash and 50% performance-based restricted stock units, with a three-year, back-end loaded vesting schedule of 25%, 25% and 50%. The restrictions on the performance-based restricted stock units lapsed based on board of directors approval and meeting a 5% cash EPS growth hurdle for 2007. The executive officer must be employed on each of the remaining two vesting dates in 2009 and 2010 for the restrictions on the performance-based restricted stock units to lapse and to receive payout of the applicable cash portion of the award.

On December 21, 2007, the compensation committee approved awards of time-based restricted stock units to Messrs. Scullion, Szeftel, Heffernan and Pearson, which awards vest three years from the date of grant. These special retention awards were made, in part, to facilitate these executive officers’ required equity contributions in connection with the Merger, and were made in lieu of the typical annual award of long-term equity incentive compensation that would otherwise have been granted in February 2008.

Executive Deferred Compensation Plan

We adopted the Executive Deferred Compensation Plan in December 2004 as a successor to our former Supplemental Executive Retirement Plan, a substantially similar deferred compensation plan. The purpose of the Executive Deferred Compensation Plan is to help certain key individuals maximize their pre-tax savings and company contributions that are otherwise restricted due to tax limitations. The Executive Deferred Compensation Plan allows the participant to contribute:

•	up to 50% of eligible compensation on a pre-tax basis;

•	any pre-tax 401(k) contributions that would otherwise be returned because of reaching the statutory limit under Section 415 of the Internal Revenue Code; and

•	any retirement savings plan contributions for compensation in excess of the statutory limits.

Account balances accrue interest at a rate of 8.0% per year, which is currently above market rates as defined by the SEC; this interest rate may be adjusted periodically by the committee of management that administers the Executive Deferred Compensation Plan. Further details of the Executive Deferred Compensation Plan are set forth below following the Nonqualified Deferred Compensation table.

Other Compensation Plans

Alliance Data Systems 401(k) and Retirement Savings Plan

The Alliance Data Systems 401(k) and Retirement Savings Plan is a defined contribution plan that is qualified under Section 401(k) of the Internal Revenue Code of 1986. Contributions made by associates or by us to the 401(k) and Retirement Savings Plan, and income earned on these contributions, are not taxable to associates until withdrawn from the 401(k) and Retirement Savings Plan. The 401(k) and Retirement Savings Plan covers U.S. employees, who are at least 21 years old, of ADS Alliance Data Systems, Inc., one of our wholly owned subsidiaries, and any other subsidiary or affiliated organization that adopts this 401(k) and Retirement Savings Plan. In addition, seasonal or “on-call” associates must complete a year of eligibility service before they may participate in the 401(k) and Retirement Savings Plan. We, and all of our U.S. subsidiaries, are currently covered under the 401(k) and Retirement Savings Plan.

We amended our 401(k) and Retirement Savings Plan effective January 1, 2004 to better benefit the majority of our associates. The new 401(k) and Retirement Savings Plan is an IRS approved safe harbor plan design that eliminates the need for most discrimination testing. Eligible associates can participate in the 401(k) and Retirement Savings Plan immediately upon joining us and after six months of employment begin receiving company matching contributions. On the first three percent of savings, we match dollar-for-dollar. An additional fifty cents for each dollar an associate contributes is matched for savings of more than three percent and up to five percent of pay. All company matching contributions are immediately vested. In addition to the company match, we may make an additional annual contribution based on our profitability. This contribution, subject to board of directors approval, is based on a percentage of pay and is subject to a separate five-year vesting schedule.

In 2006 and 2007, we made regular matching contributions under the 401(k) and Retirement Savings Plan as described in the preceding paragraph, and an additional discretionary matching contribution was approved by our board of directors in an amount equal to 2% of the participant’s compensation (as defined in the 401(k) and Retirement Savings Plan) during the 2006 and 2007 plan year, as applicable, up to the Social Security wage base, and 4% of any compensation in excess of the Social Security wage base. The discretionary matching contribution vests 20% over five years for participants with less than five years of service. All of these contributions vest immediately if the participating associate retires at age 65 or later, becomes disabled, dies or if the 401(k) and Retirement Savings Plan terminates.

On July 20, 2001, we registered 1,500,000 shares of our common stock for issuance in accordance with our 401(k) and Retirement Savings Plan pursuant to a Registration Statement on Form S-8, File No. 333-65556.

Employment Agreements

We generally do not enter into employment agreements with our associates. However, in connection with some of our acquisitions we have entered into agreements with selected key individuals to ensure the success of the integration of the acquisition and long-term business strategies. Further, we previously entered into employment agreements with Messrs. Parks, Scullion and Szeftel, as described below, to ensure their retention throughout the early stages of our growth. The terms of the employment agreements with Messrs. Parks, Scullion and Szeftel are generally no longer applicable except for certain severance or benefits in the event of a termination other than a qualifying termination following a change in control, as described below under the caption “Potential Payments upon Termination or Change in Control.” The compensation and benefits determinations for Messrs. Parks, Scullion and Szeftel are currently made by the board of directors and compensation committee, consistent with the company’s compensation policies as described herein.

J. Michael Parks. We entered into an employment agreement with Mr. Parks effective March 10, 1997 pursuant to which he serves as chairman of the board of directors and chief executive officer. The agreement provided that Mr. Parks would receive a minimum annual base salary of $475,000 and an annual incentive bonus of $400,000 for fiscal year 1997, based on the achievement of our financial goals, with a bonus of $100,000 guaranteed for the first two years. Under the agreement, we granted Mr. Parks options to purchase 333,332 shares of our common stock at an exercise price of $9.00 per share, all of which have been exercised. Additionally, Mr. Parks is entitled to participate in our 401(k) and Retirement Savings Plan, our Executive Annual Incentive Plan and any other employee benefits as provided to our other executive officers.

John W. Scullion. We entered into an employment agreement with Mr. Scullion effective September 7, 1993 pursuant to which he originally served as vice president of finance and planning and chief financial officer for our Loyalty Management Group Canada, Inc. subsidiary, prior to the time we acquired Loyalty Management Group Canada, Inc. The agreement provided that Mr. Scullion would receive a minimum annual base salary of $160,000 and an annual incentive bonus equal to 25% of his base salary, based on the achievement of certain financial goals. Additionally, Mr. Scullion was granted a $500 per month automobile allowance and certain other immaterial benefits.

Ivan M. Szeftel. We entered into an employment agreement with Mr. Szeftel dated May 4, 1998 pursuant to which he serves as the president of our retail services business. The agreement provides that Mr. Szeftel is entitled to receive a minimum annual base salary of $325,000, subject to increases based on annual reviews. Under the agreement, we granted Mr. Szeftel options to purchase 111,111 shares of our common stock at an exercise price of $9.00 per share, all of which have been exercised. Mr. Szeftel is entitled to participate in our 401(k) and Retirement Savings Plan, our Executive Annual Incentive Plan and any other benefits as provided to our other executive officers.

Fiscal Year 2007

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options and restricted stock and restricted stock units by the NEOs. This table includes unexercised and unvested stock options and unvested restricted stock and unvested restricted stock units. Each equity award is shown separately for each NEO, with the corresponding vesting schedule for each award in the footnotes following this table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Michael Parks	63,131			$9.90	5/6/09
J. Michael Parks	230,000			$15.00	8/31/10
J. Michael Parks	109,388			$12.00	6/7/11
J. Michael Parks	106,203			$24.03	6/23/13
J. Michael Parks	129,291			$31.38	2/2/14
J. Michael Parks	38,692	19,934	(1)	$41.32	2/3/15
J. Michael Parks	21,308	43,264	(2)	$43.01	2/13/16
J. Michael Parks		41,408	(3)	$63.35	2/21/17
J. Michael Parks						42,905	(4)	$3,217,446
J. Michael Parks						17,601	(5)	$1,319,899	1,936	(6)	$145,181
John W. Scullion	53,334			$15.00	8/31/10
John W. Scullion	35,723			$24.03	6/23/13
John W. Scullion	34,735			$31.38	2/2/14
John W. Scullion	13,774	7,098	(7)	$41.32	2/3/15
John W. Scullion	24,691			$41.32	2/3/15
John W. Scullion	9,992	20,289	(8)	$43.01	2/13/16
John W. Scullion		18,268	(9)	$63.35	2/21/17
John W. Scullion						37,171	(10)	$2,787,453
John W. Scullion						7,765	(11)	$582,297	854	(12)	$64,041
John W. Scullion									13,395	(13)	$1,004,491
Ivan M. Szeftel	52,001			$15.00	8/31/10
Ivan M. Szeftel	42,528			$24.03	6/23/13
Ivan M. Szeftel	42,103			$31.38	2/2/14
Ivan M. Szeftel	17,894	9,219	(14)	$41.32	2/3/15
Ivan M. Szeftel	9,853	20,006	(15)	$43.01	2/13/16
Ivan M. Szeftel		17,355	(16)	$63.35	2/21/17
Ivan M. Szeftel						31,314	(17)	$2,348,237
Ivan M. Szeftel						7,377	(18)	$553,201	811	(19)	$60,817
Ivan M. Szeftel									21,354	(20)	$1,601,336

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options— Exercisable (#)	Number of Securities Underlying Unexercised Options— Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Edward J. Heffernan	28,699			$24.03	6/23/13
Edward J. Heffernan	34,735			$31.38	2/2/14
Edward J. Heffernan	12,762	6,575	(21)	$41.32	2/3/15
Edward J. Heffernan	7,089	14,393	(22)	$43.01	2/13/16
Edward J. Heffernan		15,223	(23)	$63.35	2/21/17
Edward J. Heffernan						27,104	(24)	$2,032,529
Edward J. Heffernan						6,471	(25)	$485,260	712	(26)	$53,393
Edward J. Heffernan									20,966	(27)	$1,572,240
Dwayne H. Tucker	21,839			$15.00	8/31/10
Dwayne H. Tucker	1			$12.00	6/7/11
Dwayne H. Tucker	33,171			$24.03	6/23/13
Dwayne H. Tucker	33,682			$31.38	2/2/14
Dwayne H. Tucker	10,804	5,566	(28)	$41.32	2/3/15
Dwayne H. Tucker	3,038	1,566	(29)	$40.82	3/31/15
Dwayne H. Tucker	7,165	14,549	(30)	$43.01	2/13/16
Dwayne H. Tucker		12,483	(31)	$63.35	2/21/17
Dwayne H. Tucker						13,973	(32)	$1,047,835
Dwayne H. Tucker						5,306	(33)	$397,897	584	(34)	$43,794
Dwayne H. Tucker									9,706	(35)	$727,853

(1)	These 19,934 options subsequently vested on 2/3/08.
(2)	21,309 options subsequently vested on 2/13/08 and 21,955 options are scheduled to vest on 2/13/09.
(3)	13,664 options subsequently vested on 2/21/08; 13,665 options are scheduled to vest on 2/21/09 and 14,079 options are scheduled to vest on 2/21/10.
(4)	Shares and stock units subject to time-based restrictions. The restrictions subsequently lapsed on 7,176 shares on 2/4/08, on 8,928 units on 2/13/08 and on 5,808 units on 2/21/08; the restrictions are scheduled to lapse on 9,200 units on 2/13/09, on 5,808 units on 2/21/09 and on 5,985 units on 2/21/10.
(5)	Stock units subject to performance-based restrictions.
(6)	On 2/21/08, based on the company's cash EPS growth rate in 2007, 111% of the award of 17,601 performance-based restricted stock units granted on 2/21/07 was received, resulting in the issuance of an additional 1,936 shares.
(7)	These 7,098 options subsequently vested on 2/3/08.
(8)	9,993 options subsequently vested on 2/13/08 and 10,296 options are scheduled to vest on 2/13/09.
(9)	6,028 options subsequently vested on 2/21/08; 6,028 options are scheduled to vest on 2/21/09 and 6,212 options are scheduled to vest on 2/21/10.
(10)	Shares and stock units subject to time-based restrictions. The restrictions subsequently lapsed on 2,555 shares on 2/4/08, on 4,187 units on 2/13/08 and on 2,562 units on 2/21/08; the restrictions are scheduled to lapse on 4,314 units on 2/13/09, on 2,562 units on 2/21/09, on 2,551 units on 2/21/10 and on 18,350 units on 12/21/10.
(11)	Stock units subject to performance-based restrictions.
(12)	On 2/21/08, based on the company’s cash EPS growth rate in 2007, 111% of the award of 7,765 performance-based restricted stock units granted on 2/21/07 was received, resulting in the issuance of an additional 854 shares.
(13)	Stock units subject to performance-based restrictions. On 2/21/08, based on meeting a cash EPS growth hurdle for 2007, the restrictions lapsed on 3,348 stock units. Subject to continued employment by Mr. Scullion on each of the remaining two vesting dates, the restrictions are scheduled to lapse on the remaining 3,349 stock units in February 2009 and 6,698 stock units in February 2010.
(14)	These 9,219 options subsequently vested on 2/3/08.
(15)	9,853 options subsequently vested on 2/13/08 and 10,153 options are scheduled to vest on 2/13/09.
(16)	5,727 options subsequently vested on 2/21/08; 5,727 options are scheduled to vest on 2/21/09 and 5,901 options are scheduled to vest on 2/21/10.

(17)	Shares and stock units subject to time-based restrictions. The restrictions subsequently lapsed on 3,319 shares on 2/4/08, on 4,129 units on 2/13/08 and on 2,434 units on 2/21/08; the restrictions are scheduled to lapse on 4,254 units on 2/13/09, on 2,434 units on 2/21/09, on 2,509 units on 2/21/10 and on 12,235 units on 12/21/10.
(18)	Stock units subject to performance-based restrictions.
(19)	On 2/21/08, based on the company’s cash EPS growth rate in 2007, 111% of the award of 7,377 performance-based restricted stock units granted on 2/21/07 was received, resulting in the issuance of an additional 811 shares.
(20)	Stock units subject to performance-based restrictions. On 2/21/08, based on meeting a cash EPS growth hurdle for 2007, the restrictions lapsed on 5,338 stock units. Subject to continued employment by Mr. Szeftel on each of the remaining two vesting dates, the restrictions are scheduled to lapse on the remaining 5,339 stock units in February 2009 and 10,677 stock units in February 2010.
(21)	These 6,575 options subsequently vested on 2/3/08.
(22)	7,089 options subsequently vested on 2/13/08 and 7,304 options are scheduled to vest on 2/13/09.
(23)	5,023 options subsequently vested on 2/21/08; 5,024 options are scheduled to vest on 2/21/09 and 5,176 options are scheduled to vest on 2/21/10.
(24)	Shares and stock units subject to time-based restrictions. The restrictions subsequently lapsed on 2,367 shares on 2/4/08, on 2,970 units on 2/13/08 and on 2,135 units on 2/21/08; the restrictions are scheduled to lapse on 3,061 units on 2/13/09, on 2,135 units on 2/21/09, on 2,201 units on 2/21/10 and on 12,235 units on 12/21/10.
(25)	Stock units subject to performance-based restrictions.
(26)	On 2/21/08, based on the company’s cash EPS growth rate in 2007, 111% of the award of 6,471 performance-based restricted stock units granted on 2/21/07 was received, resulting in the issuance of an additional 712 shares.
(27)	Stock units subject to performance-based restrictions. On 2/21/08, based on meeting a cash EPS growth hurdle for 2007, the restrictions lapsed on 5,241 stock units. Subject to continued employment by Mr. Heffernan on each of the remaining two vesting dates, the restrictions are scheduled to lapse on the remaining 5,242 stock units in February 2009 and 10,483 stock units in February 2010.
(28)	These 5,566 options subsequently vested on 2/3/08.
(29)	These 1,566 options subsequently vested on 2/3/08.
(30)	7,166 options subsequently vested on 2/13/08 and 7,383 options are scheduled to vest on 2/13/09.
(31)	4,119 options subsequently vested on 2/21/08; 4,119 options are scheduled to vest on 2/21/09 and 4,245 options are scheduled to vest on 2/21/10.
(32)	Shares and stock units subject to time-based restrictions. The restrictions subsequently lapsed on 2,571 shares on 2/4/08, on 3,002 units on 2/13/08 and on 1,750 units on 2/21/08; the restrictions are scheduled to lapse on 3,094 units on 2/13/09, on 1,751 units on 2/21/09 and on 1,805 units on 2/21/10.
(33)	Stock units subject to performance-based restrictions.
(34)	On 2/21/08, based on the company’s cash EPS growth rate in 2007, 111% of the award of 5,306 performance-based restricted stock units granted on 2/21/07 was received, resulting in the issuance of an additional 584 shares.
(35)	Stock units subject to performance-based restrictions. On 2/21/08, based on meeting a cash EPS growth hurdle for 2007, the restrictions lapsed on 2,426 stock units. Subject to continued employment by Mr. Tucker on each of the remaining two vesting dates, the restrictions are scheduled to lapse on the remaining 2,427 stock units in February 2009 and 4,853 stock units in February 2010.

Portions of these awards subsequently vested in February 2008, as indicated in the footnotes to this table. Market values of the restricted stock and restricted stock unit awards shown in this table are based on the closing market price of our common stock as of December 31, 2007, which was $74.99, and assume the satisfaction of applicable vesting conditions. For additional information about the stock option and restricted stock and restricted stock unit awards, see the description of the 2005 Long Term Incentive Plan above under the caption “Equity Incentive Compensation.”

Fiscal Year 2007

Option Exercises and Stock Vested

The following table provides information on stock option exercises and restricted stock and restricted stock units vested during 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
J. Michael Parks	—	$—	81,116	(1)	$5,115,969
John W. Scullion	40,325	$2,121,893	35,006		$2,238,966
Ivan M. Szeftel	—	$—	38,297	(2)	$2,238,965
Edward J. Heffernan	—	$—	29,195	(3)	$1,920,498
Dwayne H. Tucker	—	$—	39,619	(4)	$2,570,512

(1)	Of the 81,116 shares acquired by Mr. Parks on vesting, 27,761 shares were withheld to pay withholding taxes.
(2)	Of the 38,297 shares acquired by Mr. Szeftel on vesting, 14,406 shares were withheld to pay withholding taxes.
(3)	Of the 29,195 shares acquired by Mr. Heffernan on vesting, 9,570 shares were withheld to pay withholding taxes.
(4)	Of the 39,619 shares acquired by Mr. Tucker on vesting, 12,118 shares were withheld to pay withholding taxes.

All values in this table reflect gross amounts before payment of any applicable withholding tax and broker commissions. For Stock Awards, the value realized on vesting is calculated by multiplying the number of shares vested by the average of the high and low prices of our common stock on the New York Stock Exchange during the trading hours on the date of vesting.

Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation of the NEOs in 2007, including contributions by each NEO and by the company and earnings on contributions credited during 2007.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
J. Michael Parks	—	$34,693	$176,400	—	$2,319,405
John W. Scullion	—	—	—	—	—
Ivan M. Szeftel	$118,853	$34,693	$57,791	—	$809,793
Edward J. Heffernan	$145,977	$24,739	$40,209	—	$585,984
Dwayne H. Tucker	$233,372	$24,662	$69,291	—	$977,693

(1)	All amounts in this column were included in the Salary and Non-Equity Incentive Compensation columns of the Summary Compensation Table above.
(2)	All amounts in this column were included in the All Other Compensation column of the Summary Compensation Table above.
(3)	The amounts in this column include all interest accrued on contributions under the Executive Deferred Compensation Plan. The above-market portion of such earnings, as defined by the SEC, is included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table above.

Executive Deferred Compensation Plan

We adopted the Executive Deferred Compensation Plan in December 2004 as a successor to our former Supplemental Executive Retirement Plan, a substantially similar deferred compensation plan. The purpose of the Executive Deferred Compensation Plan is to help certain key individuals maximize their pre-tax savings and company contributions that are otherwise restricted due to tax limitations. Eligibility under the Executive Deferred Compensation Plan requires an individual to: (1) be a regular, full-time U.S. employee of ADS Alliance Data Systems, Inc., one of our wholly owned subsidiaries; (2) receive a base salary equal to or greater than $150,000 on an annual basis, or have received total compensation on an annual basis of at least $170,000 as of December 31, 2003 and have not fallen below that amount in any subsequent year; and (3) be a participant in the Alliance Data Systems 401(k) and Retirement Savings Plan. The Executive Deferred Compensation Plan allows the participant to contribute:

•	up to 50% of eligible compensation on a pre-tax basis;

•	any pre-tax 401(k) contributions that would otherwise be returned because of reaching the statutory limit under Section 415 of the Internal Revenue Code; and

•	any retirement savings plan contributions for compensation in excess of the statutory limits.

At the time of enrollment, a participant may direct the company to withhold a percentage of the participant’s base salary and also, provided the enrollment is effective no later than April 1st of the applicable year, the performance-based cash incentive compensation earned for services performed in the year. The percentage selected for each type of compensation is determined by the participant and may be any whole number percentage up to 50%. A participant may terminate an election to make contributions to the Executive Deferred Compensation Plan at any time during the year, but may not decrease or increase the election until the next calendar year. In addition, we will allocate to the participant any contributions to the Alliance Data Systems 401(k) and Retirement Savings Plan that would otherwise have been returned to the participant as a result of the limit imposed by the Internal Revenue Code on such 401(k) contributions. This allocation includes non-matching retirement contributions and discretionary profit-sharing contributions to the Alliance Data Systems 401(k) and

Retirement Savings Plan that were similarly restricted. Loans are not available under the Executive Deferred Compensation Plan. Contributions made under the Executive Deferred Compensation Plan are unfunded and generally subject to the claims of our general unsecured creditors.

Each participant is 100% vested in his or her own contributions. A participant becomes 100% vested in the retirement savings plan contributions after five continuous years of service. In the event of a change in control, as defined under the Executive Deferred Compensation Plan, participants will be 100% vested in their retirement savings plan contributions, and we will establish a rabbi trust to which we will contribute sufficient assets to fully fund all accounts under the Executive Deferred Compensation Plan. The assets in the rabbi trust will remain subject to the claims of our unsecured creditors. Account balances accrue interest at a rate of 8.0% per year, which is above market rates as defined by the SEC; this interest rate may be adjusted periodically by the committee of management that administers the Executive Deferred Compensation Plan.

A participant who is actively employed generally may not withdraw or otherwise access any amounts credited under the Executive Deferred Compensation Plan. However, at the time a participant elects to make elective contributions, that participant may elect to have all contributions made pursuant to that election for that year distributed as of January 1 of any subsequent year, subject however, to any restriction imposed under Internal Revenue Code Section 409A. The distribution shall be made within 60 days of the specified date or, if earlier, the date required in the event of cessation of employment, retirement or disability, as described below. Furthermore, amounts may be withdrawn in the event of an “unforeseeable emergency,” within the meaning of Internal Revenue Code Section 409A(a)(2)(B)(ii). Any such early withdrawal must be approved by the committee of management administering the Executive Deferred Compensation Plan and may not exceed the amount necessary to meet the emergency, taking into account other assets available to the participant, as well as any taxes incurred as a result of the distribution. If the committee of management administering the Executive Deferred Compensation Plan approves a distribution on this basis, the distribution shall be made as soon as practicable thereafter; and the participant’s right to make elective contributions shall be suspended until the first day of the following year. If a participant ceases to be actively employed, retires or becomes disabled, the participant will receive the value of his or her account within 60 days of the end of the quarter in which he or she became eligible for the distribution unless the participant is a Specified Employee under Internal Revenue Code Section 409A, in which case distributions are delayed for six months following the end of the quarter in which the participant becomes eligible for the distribution, unless the executive officer dies before that time. Under current Internal Revenue Code Section 409A, each of our NEOs is considered a Specified Employee. In the event of termination due to death, the balance of the account will be distributed in one lump sum to the executive officer’s designated beneficiary. A distribution from the Executive Deferred Compensation Plan is taxed as ordinary income and is not eligible for any special tax treatment. The Executive Deferred Compensation Plan is designed and administered to comply with the Internal Revenue Code Section 409A regulations.

Potential Payments upon Termination or Change in Control

Termination Following a Change in Control

We believe that executive performance generally may be hampered by distraction, uncertainty and other activities in the event of an actual or threatened change in control event. In order to reduce such adverse effects and encourage fair treatment of our executive officers in connection with any such change in control event, we have entered into change in control agreements with several of our executive officers, including our named executive officers.

Qualifying Terminations

Payouts under the change in control agreement are triggered upon a qualifying termination, defined in the change in control agreement as: (1) termination by the executive officer for good reason within two years of a change in control event; or (2) termination of the executive officer by the company without cause within two years of a change in control event. With regard to our chief executive officer, termination for good reason or termination without cause can occur within three years of a change in control event. A termination of the executive officer’s employment due to disability, retirement or death will not constitute a qualifying termination.

Pursuant to the change in control agreement, “cause” for termination includes: (1) material breach of an executive officer’s covenants or obligations under any applicable employment agreement or offer letter or any other agreement for services or non-compete agreement; (2) continued failure after written notice from the company or any applicable affiliate to satisfactorily perform assigned job responsibilities or to follow the reasonable instructions of the executive officer’s superiors, including, without limitation, the board of directors; (3) commission of a crime constituting a felony (or its equivalent) under the laws of any jurisdiction in which we or any of our applicable affiliates conducts business or other crime involving moral turpitude; or (4) material violation of any material law or regulation or any policy or code of conduct adopted by the company or engaging in any other form of misconduct which, if it were made public, could reasonably be expected to adversely affect the business reputation or affairs of the company or of an affiliate. The board of directors, in good faith, shall determine all matters and questions relating to whether the executive officer has been discharged for cause. Pursuant to the change in control agreement, “good reason” for termination by the executive officer includes the occurrence of any of the following events, in each case without the executive officer’s consent: (1) lessening of the executive officer’s responsibilities; (2) a reduction of at least five percent in the executive officer’s annual salary and/or incentive compensation; or (3) the company’s requiring the executive officer to be based anywhere other than within 50 miles of the executive officer’s place of employment at the time of the occurrence of the change in control, except for reasonably required travel to the extent substantially consistent with the executive officer’s business travel obligations as in existence at the time of the change in control. If an executive is party to an employment agreement, offer letter or any other agreement for services with us that contains a definition for either “cause” or “good reason” and that agreement is in effect at the time of termination of employment, the definition in that agreement will prevail over the definition contained in the change in control agreement described here.

Payments and Benefits Following a Qualifying Termination

Upon a qualifying termination, the executive officer will be paid all earned and accrued salary due and owing to the executive officer, a pro-rata portion of the executive officer’s target bonus, continued medical, dental and hospitalization coverage for a pre-determined period, as described below, other benefits due under benefit plans, all accrued and unpaid vacation and a severance amount. For our chief executive officer, the severance amount is equal to three times the sum of his current base salary and target cash incentive compensation, and for our chief financial officer and other executive officers, the severance amount is equal to two times the sum of the executive officer’s current base salary and target cash incentive compensation. Any severance amounts to which the executive officer is entitled will be paid in a lump sum within thirty days of execution by the executive officer of a general release. If an executive officer ceases to be actively employed following a change in control, he or she will receive the value of his or her deferred compensation account, if any, no earlier than six months following the end of the quarter in which the termination occurred, unless the executive officer dies before that time.

After a qualifying termination, the executive officer and his or her dependents are eligible to receive equivalent medical, dental and hospitalization coverage and benefits as provided to the executive officer immediately prior to the change in control event or qualifying termination. For our chief executive officer, such coverage and benefits will continue for a period of 36 months following a qualifying termination, and for our chief financial officer and other executive officers, for a period of 24 months following a qualifying termination. The change in control agreement further provides that if any payments or benefits that the executive officer receives are subject to the “golden parachute” excise tax imposed under Section 4999 of the Internal Revenue Code, the executive officer will be entitled to a “gross-up” payment so that the executive officer is placed in the same after-tax position as if no excise tax had been imposed.

Impact on Outstanding Equity

In the event of a change in control, all equity awards made to the executive officer that remain outstanding generally remain subject to the terms and conditions set forth in any governing plan or award documents applicable to the equity awards. Our equity plans provide that our board of directors may accelerate vesting of stock options and restricted stock or restricted stock units in the event of a change in control. Further, in the event of a qualifying termination within twelve months of a change in control event, all restrictions on stock options and restricted stock or restricted stock units will lapse. Stock options will be exercisable following a qualifying termination until the earlier of the end of the option term or the end of the one year period following a qualifying termination.

Other General Terms of the Change in Control Agreement

The change in control agreement provides a mechanism to resolve disputes, does not constitute a contract of employment, and automatically renews every three years unless we provide 90 days advance written notice of our intent to terminate.

Other Termination Events

Generally, our executive officers are not entitled to any payments, benefits or any accelerated vesting or lapse of restrictions with respect to their outstanding equity awards following a termination for reasons other than a qualifying termination in connection with a change in control event. We previously entered into employment agreements with Messrs. Parks, Scullion and Szeftel to ensure their retention throughout the early stages of our growth. The terms of these employment agreements are generally no longer applicable except for certain severance or benefits in the event of a termination, as described below. Further, pursuant to the terms of our change in control agreements with our executive officers, as described above, if an executive officer becomes entitled to a severance amount under the change in control agreement, the executive officer will not be entitled to severance payments under any other agreement or arrangement, including any employment agreement.

J. Michael Parks. We entered into an employment agreement with Mr. Parks effective March 10, 1997 pursuant to which he serves as chairman of the board of directors and chief executive officer. Under this agreement, Mr. Parks is entitled to 18 months of continued base salary and benefits if terminated for any reason other than a qualifying termination in connection with a change in control event, which is governed by the terms of the change in control agreement discussed above.

John W. Scullion. We entered into an employment agreement with Mr. Scullion effective September 7, 1993 pursuant to which he originally served as vice president of finance and planning and chief financial officer for our Loyalty Management Group Canada, Inc. subsidiary, prior to the time we acquired Loyalty Management Group Canada, Inc. Under this agreement, Mr. Scullion is entitled to 12 months of continued base salary if terminated for any reason other than a qualifying termination in connection with a change in control event, which is governed by the terms of the change in control agreement discussed above.

Ivan M. Szeftel. We entered into an employment agreement with Mr. Szeftel dated May 4, 1998 pursuant to which he serves as the president of our retail services business. Except in connection with a qualifying termination in connection with a change in control event, which is governed by the terms of the change in control agreement discussed above, Mr. Szeftel’s agreement provides for a severance payment equal to 12 months base salary if we terminate Mr. Szeftel’s employment without cause or if Mr. Szeftel terminates his employment for good reason. We may elect to make this severance payment as a lump sum or in installments. If we elect to pay the severance amount in installments, Mr. Szeftel will be entitled to continued benefits for a period of 12 months.

Impact on Outstanding Equity

Upon termination of an executive officer for cause, all unexercised options granted to the executive officer will immediately be forfeited. If an executive officer terminates employment for any other reason, including retirement, death or disability, but excluding a qualifying termination in connection with a change in control event, as described above, the executive officer may, for a limited time period, exercise those options that were exercisable immediately prior to his or her termination of employment. All unvested shares of restricted stock or restricted stock units granted to an executive officer will be forfeited upon that executive officer’s termination of employment for any reason other than a qualifying termination in connection with a change in control event, as described above.

Distribution of Deferred Compensation

If an executive officer ceases to be actively employed, retires or becomes disabled, he or she will receive the value of his or her deferred compensation account, if any, no earlier than six months following the end of the quarter in which the termination occurred, unless the executive officer dies before that time. In the event of termination due to death, the balance of the account will be distributed in one lump sum to the executive officer’s designated beneficiary.

The following tables show estimated payouts to our named executive officers in the event of a termination of employment under the circumstances described above, and assuming such event occurred as of December 31, 2007. In accordance with rules prescribed by the SEC, the amounts included with respect to equity awards have been calculated using the closing price of our common stock on December 31, 2007, which was $74.99. A change in control, however, did not occur on December 31, 2007 and the employment of our named executive officers was not terminated on that date. The actual amounts that will be paid or provided to our named executive officers upon an event described below (if such an event were to occur) may differ from the amounts shown.

J. Michael Parks

Payments and Benefits Upon Separation	Change in Control: Termination Without Cause or Termination by Executive Officer for Good Reason		Termination for Any Reason Other than in Connection with a Change in Control
Severance Amount	$6,237,000	(1)	$1,350,000	(2)
Pro Rata Target Cash Incentive Compensation for 2007	$1,179,000		—
Benefits	$38,816		$19,408
Accelerated Equity	$7,074,170	(3)	—
Excise Tax and Gross-Up(4)	—		—

(1)	Represents the severance amount payable pursuant to the change in control agreement described above, and is equal to three times the sum of Mr. Parks’ current base salary and target cash incentive compensation.
(2)	Represents the salary continuation pursuant to Mr. Parks’ employment agreement, as described above, and is equal to 18 months current base salary.
(3)	Represents the intrinsic value of Mr. Parks’ accelerated stock options and the value of Mr. Parks’ accelerated restricted stock and restricted stock units as if exercised or sold on December 31, 2007, calculated in each case using the closing price of our common stock on December 31, 2007 ($74.99).
(4)	We have determined that the payments to Mr. Parks in the event of a qualifying termination following a change in control event on December 31, 2007 are not “excess parachute payments” for purposes of Section 280G of the Internal Revenue Code, and are therefore not subject to excise tax and a corresponding gross-up payment.

John W. Scullion(1)

Payments and Benefits Upon Separation	Change in Control: Termination Without Cause or Termination by Executive Officer for Good Reason		Termination for Any Reason Other than in Connection with a Change in Control
Severance Amount	$3,484,958	(2)	$774,435	(3)
Pro Rata Target Cash Incentive Compensation for 2007	$968,044		—
Income Tax Reimbursement(4)	$134,146		$134,146
Benefits	$308,088	(5)	—
Value of Accelerated Equity	$5,467,964	(6)	—
Excise Tax and Gross-Up(7)	—		—

(1)	Amounts included in this table are shown in US Dollars but would be paid to Mr. Scullion in Canadian Dollars.
(2)	Represents the severance amount pursuant to the change in control agreement described above, and is equal to two times the sum of Mr. Scullion’s current base salary and target cash incentive compensation.
(3)	Represents the salary continuation pursuant to Mr. Scullion’s employment agreement, as described above, and is equal to 12 months current base salary.
(4)	This amount represents reimbursements for US income taxes that would be paid to Mr. Scullion and a corresponding gross-up to offset additional Canadian income taxes due from Mr. Scullion as a result of this payment. Because Mr. Scullion resides in Canada and has responsibilities in both Canada and the US, Mr. Scullion is subject to income taxes in both the US and Canada. Any credit received by Mr. Scullion against his Canadian income taxes as a result of this payment would be due and owing to us by Mr. Scullion.
(5)	This amount includes the employer health tax, if required.
(6)	Represents the intrinsic value of Mr. Scullion’s accelerated stock options and the value of Mr. Scullion’s accelerated restricted stock and restricted stock units as if exercised or sold on December 31, 2007, calculated in each case using the closing price of our common stock on December 31, 2007 ($74.99).
(7)	We have determined that the payments to Mr. Scullion in the event of a qualifying termination following a change in control event on December 31, 2007 are not “excess parachute payments” for purposes of Section 280G of the Internal Revenue Code, and are therefore not subject to excise tax and a corresponding gross-up payment. For purposes of this calculation, Mr. Scullion’s Canadian salary dollars were converted to US dollars assuming 0.862 US dollars per Canadian dollar in 2006; 0.86 in 2005; 0.83 in 2004; 0.72 in 2003; and 0.63 in 2002.

Ivan M. Szeftel

Payments and Benefits Upon Separation	Change in Control: Termination Without Cause or Termination by Executive Officer for Good Reason		Termination Without Cause or Termination by Executive Officer for Good Reason Other than in Connection with a Change in Control		Termination for Any Other Reason
Severance Amount	$2,147,000	(1)	$475,000	(2)	—
Pro Rata Target Cash Incentive Compensation for 2007	$598,500		—		—
Benefits	$25,599		$12,800	(3)	—
Value of Accelerated Equity	$5,654,982	(4)	—		—
Excise Tax and Gross-Up(5)	—		—		—

(1)	Represents the severance amount pursuant to the change in control agreement described above, and is equal to two times the sum of Mr. Szeftel’s current base salary and target cash incentive compensation.
(2)	Represents the severance amount pursuant to Mr. Szeftel’s employment agreement, as described above, and is equal to 12 months current base salary.
(3)	Depending on how we elect to pay Mr. Szeftel the severance amount, benefits may or may not be continued during the one year severance period.
(4)	Represents the intrinsic value of Mr. Szeftel’s accelerated stock options and the value of Mr. Szeftel’s accelerated restricted stock and restricted stock units as if exercised or sold on December 31, 2007, calculated in each case using the closing price of our common stock on December 31, 2007 ($74.99).
(5)	We have determined that the payments to Mr. Szeftel in the event of a qualifying termination following a change in control event on December 31, 2007 are not “excess parachute payments” for purposes of Section 280G of the Internal Revenue Code, and are therefore not subject to excise tax and a corresponding gross-up payment.

Edward J. Heffernan

Payments and Benefits Upon Separation	Change in Control: Termination Without Cause or Termination by Executive Officer for Good Reason		Termination for Any Reason Other than in Connection with a Change in Control
Severance Amount	$1,802,000	(1)	—
Pro Rata Target Cash Incentive Compensation for 2007	$476,000		—
Benefits	$25,599		—
Value of Accelerated Equity	$4,948,894	(2)	—
Excise Tax and Gross-Up(3)	—		—

(1)	Represents the severance amount pursuant to the change in control agreement described above, and is equal to two times the sum of Mr. Heffernan’s current base salary and target cash incentive compensation.
(2)	Represents the intrinsic value of Mr. Heffernan’s accelerated stock options and the value of Mr. Heffernan’s accelerated restricted stock and restricted stock units as if exercised or sold on December 31, 2007, calculated in each case using the closing price of our common stock on December 31, 2007 ($74.99).
(3)	We have determined that the payments to Mr. Heffernan in the event of a qualifying termination following a change in control event on December 31, 2007 are not “excess parachute payments” for purposes of Section 280G of the Internal Revenue Code, and are therefore not subject to excise tax and a corresponding gross-up payment.

Dwayne H. Tucker

Payments and Benefits Upon Separation	Change in Control: Termination Without Cause or Termination by Executive Officer for Good Reason		Termination for Any Reason Other than in Connection with a Change in Control
Severance Amount	$1,650,000	(1)	—
Pro Rata Target Cash Incentive Compensation for 2007	$450,000		—
Benefits	$24,837		—
Value of Accelerated Equity	$3,025,082	(2)	—
Excise Tax and Gross-Up(3)	—		—

(1)	Represents the severance amount pursuant to the change in control agreement described above, and is equal to two times the sum of Mr. Tucker’s current base salary and target cash incentive compensation.
(2)	Represents the intrinsic value of Mr. Tucker’s accelerated stock options and the value of Mr. Tucker’s accelerated restricted stock and restricted stock units as if exercised or sold on December 31, 2007, calculated in each case using the closing price of our common stock on December 31, 2007 ($74.99).
(3)	We have determined that the payments to Mr. Tucker in the event of a qualifying termination following a change in control event on December 31, 2007 are not “excess parachute payments” for purposes of Section 280G of the Internal Revenue Code, and are therefore not subject to excise tax and a corresponding gross-up payment.

Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bruce K. Anderson	$130,000	—	$41,016	—	—	—	$171,016
Roger H. Ballou	$150,500	—	$41,016	—	$333	—	$191,849
Lawrence M. Benveniste, Ph.D.	$130,000	—	$47,779	—	$293	—	$178,072
D. Keith Cobb	$156,500	—	$47,779	—	—	—	$204,279
E. Linn Draper, Jr., Ph.D.	$127,500	—	$46,172	—	$288	—	$173,960
Kenneth R. Jensen	$135,000	—	$47,779	—	—	—	$182,779
Robert A. Minicucci	$142,500	—	$38,252	—	—	—	$180,752

(1)	J. Michael Parks, Chairman of the Board of Directors and Chief Executive Officer, is not included in this table because he is an associate of the company and thus receives no compensation for his service as a director. The compensation received by Mr. Parks as an associate of the company is shown in the Summary Compensation Table above.
(2)	This column includes amounts deferred pursuant to the Non-Employee Director Deferred Compensation Plan, as follows: $17,500 deferred by Mr. Ballou, $11,500 deferred by Mr. Benveniste and $10,750 deferred by Mr. Draper.

Our directors did not receive any Equity Incentive Compensation for the 2007-2008 term of the board of directors. The amounts reported in the Stock Awards and Option Awards columns reflect the dollar amount, without any reduction for risk of forfeiture, recognized for financial reporting purposes for the fiscal year ended December 31, 2007 of awards of stock options and restricted stock to each of the directors calculated in accordance with the provisions of SFAS 123(R), and were calculated using certain assumptions, as set forth in Note 15 to our audited financial statements for the fiscal year ended December 31, 2007, included in our Annual Report on Form 10-K, filed with the SEC on February 28, 2008. These amounts reflect our accounting expense and include amounts from awards granted in 2006 and may include amounts from awards granted prior to 2006. Awards granted in prior years and included in the Stock Awards and Option Awards columns were granted pursuant to the 2005 Long Term Incentive Plan, discussed in further detail above under the caption “Equity Incentive Compensation.”

The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are comprised entirely of above-market earnings on compensation deferred pursuant to the Non-Employee Director Deferred Compensation Plan, as described below. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 8.0% annual interest rate credited by the company on contributions.

Director Aggregate Outstanding Equity Awards at Fiscal Year-End

Name	Stock Awards (#)(1)	Option Awards Exercisable (#)	Option Awards Unexercisable (#)
Bruce K. Anderson	2,786	55,529	2,462
Roger H. Ballou	2,786	13,529	2,462
Lawrence M. Benveniste, Ph.D.	1,695	9,783	—
D. Keith Cobb	1,695	9,783	—
E. Linn Draper, Jr., Ph.D.	1,251	4,743	2,462
Kenneth R. Jensen	2,786	57,991	—
Robert A. Minicucci	2,786	56,307	1,684

(1)	Stock awards listed in this column are fully vested but may not be sold or otherwise transferred until one year after the applicable director’s service on the board of directors terminates.

Members of our board of directors who are also officers or officers or employees of our company do not receive compensation for their services as directors. All directors are reimbursed for reasonable out-of-pocket expenses incurred while serving on the board of directors and any committee of the board of directors. For the 2006 – 2007 term of the board of directors, beginning in June 2006 and ending in June 2007, non-employee director compensation included:

•	an annual cash retainer of $40,000;

•	audit committee chair retainer of $10,000;

•	audit committee member retainer of $2,500;

•	compensation committee chair retainer of $5,000;

•	nominating/corporate governance committee chair retainer of $5,000;

•	a cash fee per committee meeting for committee members (other than committee chairs) of $1,000; and

•	a cash fee per committee meeting for committee chairs of $1,500.

For the 2007 – 2008 term of the board of directors, beginning in June 2007 and ending in June 2008 or such earlier date, subject to the closing of the Merger, non-employee director compensation included:

•	$60,000 in cash for service;

•	an annual cash retainer of $40,000;

•	audit committee chair retainer of $10,000;

•	audit committee member retainer of $2,500;

•	compensation committee chair retainer of $5,000;

•	nominating/corporate governance committee chair retainer of $5,000;

•	a cash fee per committee meeting for committee members (other than committee chairs) of $1,000; and

•	a cash fee per committee meeting for committee chairs of $1,500.

The annual cash amounts, other than the committee meeting fees, and equity awards, if any, are paid at the beginning of the director’s service year, and prior year meeting fees are paid at the end of the service year. While any restricted stock granted is immediately vested, non-employee directors may not sell or otherwise transfer the stock until one year after their service on the board of directors terminates. The exercise price for stock options granted in prior years is the fair market value of our common stock on the date of the grant, which, according to the terms of each of our equity plans, is equal to the average of the high and low prices on the New York Stock Exchange during the trading hours on the date of grant. The stock options granted to a director vest ratably over the remaining one, two or three years of that director’s service term. This means that in addition to length of tenure, the number of exercisable and unexercisable stock options held by each director, as set forth above, will vary by class of director. Stock options expire ten years after the date of grant, if unexercised.

We offer our non-employee directors the option to defer up to 50% of their cash compensation under our Non-Employee Director Deferred Compensation Plan. Any non-employee director is eligible to participate in the Non-Employee Director Deferred Compensation Plan. To be eligible to make contributions, a director must complete and file an enrollment form prior to the beginning of the calendar year in which the director performs the services for which the election is to be effective. Participants are always 100% vested in their contributions and related earnings. Account balances accrue interest at a rate of 8.0% per year, which is currently above market rates as defined by the SEC; this interest rate may be adjusted periodically by the committee of management that administers the Non-Employee Director Deferred Compensation Plan, which committee also administers the Executive Deferred Compensation Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 17, 2008: (1) by each director and nominee for director; (2) by each of the named executive officers included in the Summary Compensation Table set forth under the caption “Director and Executive Compensation”; (3) by all of our directors and executive officers as a group; and (4) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner. The shares owned by our directors and executive officers, as indicated below, may be pledged pursuant to the terms of the individual’s customary brokerage agreements.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned(1)
J. Michael Parks(2)	864,740	1.1%
Ivan M. Szeftel(3)	252,583	*
John W. Scullion(4)	251,645	*
Edward J. Heffernan(5)	152,157	*
Dwayne H. Tucker (6)	148,990	*
Bruce K. Anderson(7)	902,782	1.1%
Roger H. Ballou(8)	20,277	*
Lawrence M. Benveniste, Ph.D.(9)	11,478	*
D. Keith Cobb(10)	12,278	*
E. Linn Draper, Jr., Ph.D.(11)	8,456	*
Kenneth R. Jensen(12)	70,777	*
Robert A. Minicucci(13)	201,240	*
All directors and executive officers as a group (16 individuals)(14)	3,211,318	4.0%
TimesSquare Capital Management, LLC(15)	4,124,933	5.2%
1177 Avenue of the Americas, 39th Floor New York, New York 10036
D. E. Shaw & Co., L.P. (16)	7,397,545	9.3%
120 W. 45th Street, Tower 45, 39th Floor New York, New York 10036
Satellite Asset Management, L.P. (17)	5,365,965	6.8%
623 Fifth Avenue, 19th Floor New York, New York 10022

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the SEC’s rules. In computing percentage ownership of each person, shares of common stock subject to options held by that person that are currently exercisable, or exercisable within 60 days of April 17, 2008, are deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based upon 79,167,845 shares of common stock outstanding as of April 17, 2008.
(2)	Includes options to purchase 752,920 shares of common stock which are exercisable within 60 days of April 17, 2008.
(3)	Includes options to purchase 189,178 shares of common stock which are exercisable within 60 days of April 17, 2008.
(4)	Includes options to purchase 195,368 shares of common stock which are exercisable within 60 days of April 17, 2008.
(5)	Includes options to purchase 101,972 shares of common stock which are exercisable within 60 days of April 17, 2008.
(6)	Includes options to purchase 128,117 shares of common stock which are exercisable within 60 days of April 17, 2008.
(7)	Includes options to purchase 57,991 shares of common stock which are exercisable within 60 days of April 17, 2007.
(8)	Includes options to purchase 15,991 shares of common stock, which are exercisable within 60 days of April 17, 2008.
(9)	Includes options to purchase 9,783 shares of common stock, which are exercisable within 60 days of April 17, 2008.
(10)	Includes options to purchase 9,783 shares of common stock, which are exercisable within 60 days of April 17, 2008.
(11)	Includes options to purchase 7,205 shares of common stock, which are exercisable within 60 days of April 17, 2008.
(12)	Includes options to purchase 57,991 shares of common stock, which are exercisable within 60 days of April 17, 2008.
(13)	Includes options to purchase 57,136 shares of common stock which are exercisable within 60 days of April 17, 2008.

(14)	Includes options to purchase an aggregate of 1,832,310 shares of common stock which are exercisable within 60 days of April 17, 2008 held by Messrs. Parks, Szeftel, Scullion, Heffernan, Tucker, Utay, Iaccarino, Kubic, Pearson, Anderson, Ballou, Benveniste, Cobb, Draper, Jensen and Minicucci.
(15)	Based on a Schedule 13G/A filed with the SEC on February 9, 2007, TimesSquare Capital Management, LLC beneficially owns 4,124,933 shares of common stock, 3,535,352 of which it has sole voting power and 4,124,933 of which it has sole dispositive power.
(16)	Based on a Schedule 13G/A filed with the SEC on March 3, 2008, reporting shared voting and dispositive power by D.E. Shaw & Co., L.P. and David E. Shaw over an aggregate of 7,397,545 shares of common stock, including (i) 4,207,632 shares in the name of D.E. Shaw Oculus Portfolios, L.L.C., (ii) 3,144,413 shares in the name of D.E. Shaw Valence Portfolios, L.L.C., (iii) 45,400 shares that D.E. Shaw Valence Portfolios, L.L.C. has the right to acquire through the exercise of listed call options, and (iv) 100 shares under the management of D.E. Shaw Investment Management, L.L.C. Per the Schedule 13G/A, David E. Shaw is (i) President and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of D.E. Shaw & Co., L.P., which in turn is the managing member and investment advisor of D.E. Shaw Valence Portfolios, L.L.C., the investment advisor of D.E. Shaw Oculus Portfolios, L.L.C., and the managing member of D.E. Shaw Investment Management, L.L.C., and (ii) President and sole shareholder of D.E. Shaw & Co. II, Inc., which is the managing member of D.E. Shaw & Co., L.L.C., which in turn is the managing member of D.E. Shaw Oculus Portfolios, L.L.C.
(17)	Based on a Schedule 13G filed with the SEC on February 13, 2008, Satellite Asset Management, L.P. and its general partner, Satellite Fund Management LLC, beneficially own 5,365,965 shares of common stock over which they have shared voting and dispositive power.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors assists the board of directors in fulfilling its oversight responsibilities by reviewing: (1) the integrity of the company’s financial statements; (2) the company’s compliance with legal and regulatory requirements; (3) the independent accountant’s qualifications and independence; and (4) the performance of the company’s internal audit department. The audit committee appoints, compensates, and oversees the work of the independent accountant. The audit committee reviews with the independent accountant the plans and results of the audit engagement, approves and pre-approves professional services provided by the independent accountant, considers the range of audit and non-audit fees, and reviews the adequacy of the company’s financial reporting process. The audit committee met with the independent accountant without the presence of any of the other members of the board of directors or management and met with the full board of directors without the presence of the independent accountant to help ensure the independence of the independent accountant. The board of directors has adopted a written charter for the audit committee, posted at http://www.alliancedata.com.

The audit committee obtained from the independent accountant, Deloitte & Touche LLP, a formal written statement describing all relationships between the company and the independent accountant that might bear on the accountant’s independence, and has discussed with the independent accountant the independent accountant’s independence. Consistent with the Independence Standards Board Standard No.1, “Independence Discussions with Audit Committees,” as amended, the audit committee has satisfied itself that the non-audit services provided by the independent accountant are compatible with maintaining the independent accountant’s independence. The audit committee reviewed with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. The lead audit partner having primary responsibility for the audit and the concurring audit partner will be rotated at least every five years. The audit committee also discussed with management, internal audit, and the independent accountant the quality and adequacy of the company’s disclosure controls and procedures. In addition, the audit committee reviewed with internal audit the risk-based audit plan, responsibilities, budget, and staffing.

The audit committee reviewed and discussed with management, internal audit and the independent accountant the company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit committee discussed the classification of deficiencies under standards established by the Public Company Accounting Oversight Board (United States). Management determined and the independent accountant concluded that no identified deficiency, nor the aggregation of same, rose to the level of a material weakness based on the independent accountant’s judgment.

The audit committee reviewed and discussed with management and the independent accountant the audited financial statements for the year ended December 31, 2007. Management has the responsibility for the preparation of the financial statements and the reporting process. The independent accountant has the responsibility for the examination of the financial statements and expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. Based on the review and discussions with management and the independent accountant as described in this report, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC.

This report has been furnished by the current members of the audit committee.

D. Keith Cobb, Chair

Roger H. Ballou

Kenneth R. Jensen

PROPOSAL TWO: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

During fiscal year 2007, Deloitte & Touche LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Fees and Services” below. A representative of Deloitte & Touche LLP is expected to be present at the 2008 annual meeting and will have an opportunity to make a statement if so desired and to answer appropriate questions from the stockholders.

In connection with the audit of the 2007 financial statements, we entered into an engagement letter with Deloitte & Touche LLP which set forth the terms by which Deloitte & Touche LLP performed audit services for us. That engagement letter is subject to a limitation on our right to assign or transfer a claim without the prior written consent of Deloitte & Touche LLP. The audit committee does not believe that such provision limits the ability of stockholders to seek redress from Deloitte & Touche LLP.

Required Vote and Recommendation

If a quorum is present and a majority of the shares represented, in person or by proxy, and entitled to vote are in favor of Proposal Two, the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008 will be ratified. Votes marked “For” Proposal Two will be counted in favor of ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008. An “Abstention” with respect to Proposal Two will not be voted on that item, although it will be counted for purposes of determining the number of shares represented and entitled to vote. Accordingly, an “Abstention” will have the effect of a vote “Against” Proposal Two. Except as otherwise directed and except for those proxies representing shares held in the ADS Stock Fund portion of the Alliance Data Systems 401(k) and Retirement Savings Plan for which no voting preference is indicated, proxies solicited by the board of directors will be voted to approve the selection by the audit committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the audit committee will reconsider whether it is appropriate to select a different independent registered public accounting firm. In such event, the audit committee may retain Deloitte & Touche LLP, notwithstanding the fact that the stockholders did not ratify the selection, or may select another independent registered public accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the audit committee reserves the right in its discretion to select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

Fees and Services

The billed fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, during 2006 and 2007 were as follows:

	2006	2007
Audit Fees (1)	$2,640,000	$2,908,961
Audit-Related Fees (2)	730,000	1,239,218
Tax Fees (3)	977,275	1,491,473
All Other Fees (4)	125,000	517,990

Total Fees	$4,472,275	$6,157,642

(1)

Consists of fees for the audits of our financial statements for the years ended December 31, 2006 and 2007, reviews of our interim quarterly financial statements, and evaluation of our compliance with Section 404 of the Sarbanes-Oxley Act.

(2)	Consists of fees for service auditors reports (SAS 70), accounting consultations, credit card receivables master trust securitizations, review and support for securities issuances as well as acquisition assistance.
(3)	Tax consultation and advice and tax return preparation.
(4)	Other fees include due diligence and securitization related assistance.

Our audit committee has resolved to pre-approve all audit and permissible non-audit services to be performed for us by our independent accountant, Deloitte & Touche LLP. The audit committee pre-approved all fees noted above for 2007. Non-audit services that have received pre-approval include tax preparation, tax consultation and advice, assistance with our securitization program, SAS 70 reporting and acquisition assistance. The audit committee has considered whether the provision of the above services is compatible with maintaining the independent accountant’s independence. The members of our audit committee believe that the payment of the fees set forth above would not prohibit Deloitte & Touche LLP from maintaining its independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and the New York Stock Exchange. Our directors, executive officers, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies furnished to us and representations from our directors and executive officers, we believe, except as described immediately below, that all Section 16(a) filing requirements for the year ended December 31, 2007 applicable to our directors, executive officers, and greater than 10% beneficial owners were satisfied. Based on written representations from our directors and executive officers, we believe that no Forms 5 for directors, executive officers and greater than 10% beneficial owners were required to be filed with the SEC that have not been filed for the period ended December 31, 2007. On June 26, 2007, Mr. Scullion reported on Form 4/A the sale of 13,933 shares of our common stock on October 23, 2006.

INCORPORATION BY REFERENCE

With respect to any filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings “Compensation Committee Report” and “Report of the Audit Committee” shall not be incorporated into such filings nor shall it be deemed “filed.”

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

If you and other residents at your mailing address own shares of common stock in “street name,” your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented and will send one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy upon written request. Requests should be directed to Alan M. Utay, Corporate Secretary, Alliance Data Systems Corporation, 17655 Waterview Parkway, Dallas, Texas 75252.

OTHER MATTERS

The board of directors knows of no matters that are likely to be presented for action at the annual meeting other than the re-election of directors and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2008, as previously described. If any other matter properly comes before the annual meeting for action, it is intended that the persons named in the accompanying proxy and acting hereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

By order of the Board of Directors

J. Michael Parks

Chairman of the Board of Directors and

Chief Executive Officer

April 24, 2008

Dallas, Texas

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Bruce K. Anderson	☐	☐	02 - Roger H. Ballou	☐	☐	03 - E. Linn Draper, Jr., Ph.D.	☐	☐

	For	Against	Abstain

2. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Alliance Data Systems Corporation for 2008.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT PRESENTLY IS NOT AWARE OF ANY SUCH MATTERS TO BE PRESENTED FOR ACTION.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - ALLIANCE DATA SYSTEMS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

This Proxy is solicited by the Board of Directors of Alliance Data Systems Corporation for use at the Annual Meeting on June 16, 2008

By signing this proxy, you revoke all prior proxies and appoint Edward J. Heffernan and Michael D. Kubic, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of Alliance Data Systems Corporation you held in your account on April 17, 2008 at the Annual Meeting of Stockholders of Alliance Data Systems Corporation, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. If no direction is given, this proxy will be voted for the election of the directors indicated and for the approval of Proposal Two. In their discretion, Mr. Heffernan and Mr. Kubic are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

See reverse for voting instructions.

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Bruce K. Anderson	☐	☐	02 - Roger H. Ballou	☐	☐	03 - E. Linn Draper, Jr., Ph.D.	☐	☐

	For	Against	Abstain

2. To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Alliance Data Systems Corporation for 2008.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT PRESENTLY IS NOT AWARE OF ANY SUCH MATTERS TO BE PRESENTED FOR ACTION.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - ALLIANCE DATA SYSTEMS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

This proxy is solicited by the Board of Directors of Alliance Data Systems Corporation for use at the Annual Meeting on June 16, 2008

By signing this proxy, you revoke all prior proxies and appoint The 401(k) Company, having the full power to appoint its substitute, to represent and to vote all the shares of Common Stock of Alliance Data Systems Corporation you held in your ADS Stock Fund account on April 17, 2008 at the Annual Meeting of Stockholders of Alliance Data Systems Corporation, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. The 401(k) Company will only vote shares as directed and will not vote those for which no direction is received. All voting instructions must be received by the close of business on June 12, 2008 in order to be included in the tabulation.

On the reverse side of this proxy card are instructions for voting on the matters that will be considered at the Annual Meeting of Stockholders to be held on June 16, 2008. Additional information about Alliance Data Systems Corporation and the matters to be voted on are included in our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2007.

PROXY VOTING CARD IN CONNECTION WITH THE ADS STOCK FUND IN THE ALLIANCE DATA SYSTEMS CORPORATION 401(k) AND RETIREMENT SAVINGS PLAN

Shown on the reverse side of this proxy card are the number of shares of Common Stock of Alliance Data Systems Corporation, if any, beneficially held by you in the ADS Stock Fund portion of your 401(k) and Retirement Savings Plan as of April 17, 2008. The number of shares held in the ADS Stock Fund were provided by The 401(k) Company.

By completing and mailing this card in time for delivery before June 12, 2008, you will have voted all of your shares held in the ADS Stock Fund.

Voting Authorization for ADS Stock Fund - I hereby appoint The 401(k) Company, as proxy, with the power to appoint its substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Alliance Data Systems Corporation beneficially held by me in the ADS Stock Fund on April 17, 2008, at the Annual Meeting of Stockholders of Alliance Data Systems Corporation to be held on June 16, 2008, and at any adjournment or postponement thereof, in the manner specified on the reverse side of this proxy card. With respect to the ADS Stock Fund shares, this proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given, this proxy will not be voted.

See reverse for voting instructions.

(continued, and to be signed and dated, on the reverse side)